As filed with the Securities and Exchange Commission on March 29, 2005

Investment Company Act Registration No. 811-09999

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☐
Pre-Effective Amendment No.	☐
Post-Effective Amendment No.	☐
and/or
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 7	☒

(Check appropriate box or boxes)

DRYDEN CORE INVESTMENT FUND

(Exact name of registrant as specified in charter)

GATEWAY CENTER THREE
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 802-6469

Jonathan D. Shain
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

(Name and Address of Agent for Service)

Dryden Core Investment Fund

Short-Term Bond Series

Short-Term Municipal Bond Series

National Municipal Money Market Series

Taxable Money Market Series

Government Money Market Series

Treasury Money Market Series

PROSPECTUS: March 29, 2005

Presently, only the Taxable Money Market Series is available for investment. The Short-Term Bond Series will become available for investment on or about April 1, 2005.

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund’s shares nor has the SEC determined that this prospectus is complete or accurate. It is a criminal offense to state otherwise.

Table of Contents

Risk/Return Summary	4
Short-Term Bond Series:
Investment Objective and Principal Strategies	4
Principal Risks	4
Evaluating Performance	5
Fees and Expenses of the Series	5
Short-Term Municipal Bond Series:
Investment Objective and Principal Strategies	6
Principal Risks	6
Evaluating Performance	7
Fees and Expenses of the Series	7
National Municipal Money Market Series:
Investment Objective and Principal Strategies	8
Principal Risks	8
Evaluating Performance	8
Fees and Expenses of the Series	8
Taxable Money Market Series:
Investment Objective and Principal Strategies	9
Principal Risks	9
Evaluating Performance	10
Fees and Expenses of the Series	10
Government Money Market Series:
Investment Objective and Principal Strategies	11
Principal Risks	11
Evaluating Performance	11
Fees and Expenses of the Series	11
Treasury Money Market Series:
Investment Objective and Principal Strategies	12
Principal Risks	12
Evaluating Performance	13
Fees and Expenses of the Series	13
How the Fund Invests	14
Short-Term Bond Series: Investment Objective and Policies	14
Short-Term Municipal Bond Series: Investment Objective and Policies	15
National Municipal Money Market Series: Investment Objective and Policies	16
Taxable Money Market Series: Investment Objective and Policies	17
Government Money Market Series: Investment Objective and Policies	19
Treasury Money Market Series: Investment Objective and Policies	20
Other Investments and Strategies	21
Investment Risks	22
How the Fund is Managed	25
Board of Trustees	25
Manager	25
Investment Adviser	25
Distributor	26
Disclosure of Portfolio Holdings	26

Fund Distributions and Tax Issues	26
Distributions	26
Tax Issues	27
How to Buy and Sell Shares of the Series	27
How to Buy Shares	27
How to Sell Shares	27
NAV	27
Frequent Purchases and Redemption of Fund Shares	27
Financial Highlights	28
For More Information (Back Cover)

Risk/Return Summary

This prospectus provides information about the Dryden Core Investment Fund (the Fund), which consists of six separate series—the Short-Term Bond Series, the Short-Term Municipal Bond Series, the National Municipal Money Market Series, the Taxable Money Market Series, the Government Money Market Series and the Treasury Money Market Series (each, a Series). While the Series have some common attributes, each one has its own portfolio managers, investment objective and policies, performance information, and risks. Therefore, some sections of this prospectus deal with each Series separately, while other sections address two or more Series at the same time.

In sections that concern only one particular Series as identified in the section heading, “the Series” refers to that particular Series.

Shares of each Series are available for purchase only by investment companies managed by Prudential Investments LLC (PI) and certain current and future investment advisory clients of Prudential Investment Management, Inc. (PIM) that can rely on an Order issued by the Securities and Exchange Commission (the Commission) that permits their joint investment in the Series of the Fund. The Fund and its Series are managed in compliance with the terms and conditions of the Order.

Presently, only the Taxable Money Market Series is available for investment. It is expected that the Short-Term Bond Series will become available for investment on or about April 1, 2005.

This section highlights key information about each Series. Additional information follows this summary.

SHORT-TERM BOND SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is income consistent with relative stability of principal. This means we look for investments that we think will provide a high level of current income, but which are expected to experience minimal fluctuations in value. We normally invest at least 80% of the Series’ investable assets (net assets plus any borrowings made for investment purposes) in bonds. These securities will include money market obligations, bonds and other fixed income debt obligations such as U.S. Government securities (including U.S. Treasury bills, notes and bonds), mortgage-backed securities, asset-backed securities, foreign securities and other short-term debt obligations. The Series will invest primarily in debt obligations with a remaining average life of three years or less. While we make every effort to achieve our objective, we can’t guarantee success.

Principal Risks

Although we try to invest wisely, all investments involve risk. Since the Series invests primarily in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations generally are subject to credit risk—the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk—the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Series’ investment in asset-backed securities are also subject to prepayment risk—the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations. Not all U.S. government securities are insured or guaranteed by the U.S. government, some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

There is also risk involved in the investment strategies we may use. The Series may use alternative investment strategies, such as derivatives, to attempt to improve the Series’ return or protect its assets. The use of derivatives involves the investment adviser attempting to predict whether an underlying investment will go up or down at a future date. These derivative strategies may present above average risk. Derivatives may not fully match or offset the underlying positions and this could result in losses to the Series that would not otherwise have occurred. Using derivatives can be costly and derivatives can be volatile, possibly resulting in magnified losses and missed opportunities.

There is always the risk that investments will not perform as we thought they would. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

Risk/Return Summary

Evaluating Performance

A number of factors—including risk—affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.

Fees and Expenses of the Series

These tables show the fees and expenses that you may pay if you buy and hold shares of the Short-Term Bond Series.

Shareholder Fees (paid directly from your investment)

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Series Operating Expenses (deducted from Series’ assets)*

Management fees	.050%
+ Distribution and service (12b-1) fees	None
+ Other expenses	.040%
– Less Fee Waiver	.035%
= Total annual Series operating expenses	.055%*

*                    BECAUSE THIS SERIES IS NEW, THE EXPENSE INFORMATION IS ESTIMATED.

Example

This example is intended to help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 YR	3 YRS	5 YRS	10 YRS
Short-Term Bond Series shares	$6	$18	$31	$71

SHORT-TERM MUNICIPAL BOND SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is a high level of current income exempt from federal income taxes. To achieve our objective, we normally invest at least 80% of the Series’ investable assets (net assets plus any borrowings made for investment purposes) in bonds that are exempt from federal income taxes. These securities will include notes, general obligation and limited obligation or revenue bonds, as well as municipal bonds, all of which we collectively refer to as “municipal debt obligations.” General obligation bonds are secured by the municipal issuer’s pledge of its faith, credit and taxing power for payment of principal and interest. Revenue bonds rely on the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise or other specific revenue source. Municipal notes include tax, revenue or bond anticipation notes, which are issued to obtain funds for various public purposes.

The Series may invest in municipal debt obligations of medium quality, that is, obligations of municipal issuers that possess adequate but not outstanding capacities to service their debt. The Series may invest, without limitation, in municipal debt obligations rated A and Baa by Moody’s Investors Service, Inc. and A and BBB by Standard & Poor’s Ratings Service, as well as municipal debt obligations that are not rated, but which the Series’ investment adviser deems to be of equivalent quality. The Series will invest primarily in municipal debt obligations that have a remaining average life of three years or less. The Series may also buy and sell financial futures and options on futures for the purpose of hedging its securities portfolio or to enhance the Series’ returns. While we make every effort to achieve our objective, we can’t guarantee success.

The interest on certain municipal debt obligations that we may purchase may be considered a preference item for purposes of the federal alternative minimum tax. This means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. Shareholders should consult with their tax advisers regarding the applicability of the federal alternative minimum tax.

Principal Risks

Although we try to invest wisely, all investments involve risk. Since the Series invests primarily in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to credit risk—the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk—the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Series’ investment in municipal asset-backed securities are also subject to prepayment risk—the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Series to reinvest in lower yielding obligations.

The value of medium quality municipal debt obligations is more likely to react to developments affecting credit or market risk than higher rated obligations.

There is also risk involved in the investment strategies we may use. The Series may use alternative investment strategies, such as derivatives, to attempt to improve the Series’ return or protect its assets. The use of derivatives involves the investment adviser attempting to predict whether an underlying investment will go up or down at a future date. These derivative strategies may present above average risk. Derivatives may not fully match or offset the underlying positions and this could result in losses to the Series that would not otherwise have occurred. Using derivatives can be costly and derivatives can be volatile, possibly resulting in magnified losses and missed opportunities.

There is always the risk that investments will not perform as we thought they would. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

Risk/Return Summary

Evaluating Performance

A number of factors—including risk—affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.

Fees and Expenses of the Series

These tables show the fees and expenses that you may pay if you buy and hold shares of the Short-Term Municipal Bond Series.

Shareholder Fees (paid directly from your investment)

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Series Operating Expenses (deducted from Series’ assets)*

Management fees	N/A
+ Distribution and service (12b-1) fees	None
+ Other expenses	N/A
= Total annual Series operating expenses	N/A	*

*                    BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT, NO EXPENSE INFORMATION IS PROVIDED.

Example

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 YR	3 YRS
Short-Term Municipal Bond Series shares	N/A	N/A

NATIONAL MUNICIPAL MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of tax-exempt current income. To achieve our objective, we normally invest at least 80% of the Series’ investable assets (net assets plus any borrowings made for investment purposes) in money market instruments that pay income exempt from federal income taxes. These securities include short-term debt obligations issued by state and local governments, municipal commercial paper, variable rate demand obligations, and municipal asset-backed securities. The Series will invest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars. While we make every effort to achieve our objective and maintain a net asset value of $1 per share, we can’t guarantee success.

The interest on certain municipal debt obligations that we may purchase may be considered a preference item for purposes of the federal alternative minimum tax. This means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. Shareholders should consult with their tax advisers regarding the applicability of the federal alternative minimum tax.

Principal Risks

Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to credit risk—the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk—the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Series’ investment in municipal asset-backed securities are also subject to prepayment risk—the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Series to reinvest in lower yielding obligations.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the Investment Company Act of 1940 (the 1940 Act). Such an event could affect our ability to maintain a net asset value (NAV) of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Series.

Risk/Return Summary

Evaluating Performance

A number of factors—including risk—affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.

Fees and Expenses of the Series

These tables show the fees and expenses that you may pay if you buy and hold shares of the National Municipal Money Market Series.

Shareholder Fees (paid directly from your investment)

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Series Operating Expenses (deducted from Series’ assets)*

Management fees	N/A
+ Distribution and service (12b-1) fees	None
+ Other expenses	N/A
= Total annual Series operating expenses	N/A	*

*                    BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT, NO EXPENSE INFORMATION IS PROVIDED.

Example

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 YR	3 YRS
National Municipal Money Market Series shares	N/A	N/A

TAXABLE MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is current income consistent with the preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of current income. To achieve our objective, we invest in short-term money market instruments issued by the U.S. Government, its agencies and instrumentalities, commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issued by banks, corporations and other companies, and obligations issued by foreign banks, companies or governments. The Series will invest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars, and municipal notes. While we make every effort to achieve our objective and maintain a net asset value of $1 per share, we can’t guarantee success.

Principal Risks

Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to credit risk—the risk that the issuer may be unable to make principal and interest payments when they are due, as well as market risk—the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt.

The Series’ investment in asset-backed securities, is also subject to prepayment risk—the risk that the underlying obligations are paid before they are due, the security may discontinue paying an attractive rate of income, which could adversely affect yield and could require the Series to reinvest in lower-yielding obligations. The Series’ investment in foreign securities involves additional risks. For example, foreign banks and companies generally are not subject to regulatory requirements comparable to those applicable to U.S. banks and companies. In addition, political developments and changes in currency rates may adversely affect the value of foreign securities. In all cases, however, we invest only in U.S. dollar-denominated securities. Not all U.S. government securities are insured or guaranteed by the U.S. government, some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the 1940 Act. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve the value of an investment at $1 per share, it is possible to lose money by investing in the Series.

Risk/Return Summary

Evaluating Performance

A number of factors—including risk—affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.

Fees and Expenses of the Series

These tables show the fees and expenses that you may pay if you buy and hold shares of the Taxable Money Market Series.

Shareholder Fees (paid directly from your investment)

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Series Operating Expenses (deducted from Series’ assets)

Management fees	.010%
+ Distribution and service (12b-1) fees	None
+ Other expenses	.008%
=Total annual Series operating expenses	.018%

Example

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 YR	3 YRS	5 YRS	10 YRS
Taxable Money Market Series shares	$2	$6	$10	$23

GOVERNMENT MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is current income consistent with the preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of current income. We normally invest at least 80% of the Series’ investable assets (net assets plus any borrowings made for investment purposes) in money market instruments issued by the U.S. Government, its agencies and instrumentalities. These securities include mortgage-backed securities issued by U.S. Government agencies. The Series will invest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars. While we make every effort to achieve our objective and maintain a NAV value of $1 per share, we can’t guarantee success.

Principal Risks

Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations of the U.S. Government are generally subject to market risk, the risk that the securities could lose value because of interest rate changes. Not all U.S. government securities are insured or guaranteed by the U.S. government, some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with Rule 2a-7 of the 1940 Act. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Series.

Risk/Return Summary

Evaluating Performance

A number of factors—including risk—affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.

Fees and Expenses of the Series

These tables show the fees and expenses that you may pay if you buy and hold shares of the Government Money Market Series.

Shareholder Fees (paid directly from your investment)

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Series Operating Expenses (deducted from Series’ assets)*

Management fees	N/A
+ Distribution and service (12b-1) fees	None
+ Other expenses	N/A
= Total annual Series operating expenses	N/A	*

*       BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT, NO EXPENSE INFORMATION IS PROVIDED.

Example

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 YR	3 YRS
Government Money Market Series shares	N/A	N/A

TREASURY MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is current income consistent with the preservation of capital and the maintenance of liquidity. This means we look for investments that we think will provide a high level of current income. We normally invest at least 80% of the Series’ investable assets (net assets plus any borrowings made for investment purposes) in money market instruments issued by the U.S. Treasury, which are backed by the full faith and credit of the United States. The Series will invest only in instruments that mature in thirteen months or less. While we make every effort to achieve our objective and maintain a NAV of $1 per share, we can’t guarantee success.

Principal Risks

Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations of the U.S. Treasury are generally subject to market risk—the risk that the securities could lose value because of interest rate changes.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow in accordance with

Rule 2a-7 of the 1940 Act. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Series.

Risk/Return Summary

Evaluating Performance

A number of factors—including risk—affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.

Fees and Expenses of the Series

These tables show the fees and expenses that you may pay if you buy and hold shares of the Treasury Money Market Series.

Shareholder Fees (paid directly from your investment)

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	None
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)	None
Maximum sales charge (load) imposed on reinvested dividends and other distributions	None
Redemption fees	None
Exchange fee	None

Annual Series Operating Expenses (deducted from Series’ assets)*

Management fees	N/A
+ Distribution and service (12b-1) fees	None
+ Other expenses	N/A
= Total annual Series operating expenses	N/A	*

*       BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT, NO EXPENSE INFORMATION IS PROVIDED.

Example

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 YR	3 YRS
Treasury Money Market Series shares	N/A	N/A

How the Fund Invests

SHORT-TERM BOND SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is income consistent with relative stability of principal. This means we seek investments that will provide a high level of current income, but which are expected to experience minimal fluctuations in value. Under normal circumstances, we invest primarily (at least 80% of the Series’ investable assets) in money market obligations, bonds and other fixed income debt obligations such as U.S. Government securities (U.S. Treasury bills, notes and bonds), mortgage-backed securities, asset-backed securities, foreign securities and other short-term debt obligations. While we make every effort to achieve our objective, we can’t guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

The Series will invest at least 65% of its total assets in debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include obligations that have stated maturities in excess of three years, but which have a remaining average life not exceeding three years.

The money market obligations that the Series may purchase will be rated in one of the two highest quality rating categories by a nationally recognized statistical rating organization (NRSRO), such as Moody’s Investors Services, Inc. (rated at least MIG-2 or P-2) or Standard & Poor’s Ratings Services (rated at least SP-1 or A-2). For bonds and other fixed income debt obligations, the Series may purchase only obligations that are rated as “investment grade” by an NRSRO. This means that the obligation has received one of the four highest ratings by an NRSRO. We may also invest in instruments that are not rated, but which we believe are of comparable quality to the instruments described above.

From time to time we may invest up to 35% of the Series’ total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the NAV value of shares of the Series may be more susceptible to principal fluctuations.

A mortgage-backed security is a security that is backed by mortgage obligations. Investors in these securities receive payments of interest, principal or both interest and principal on the underlying mortgages. An asset-backed security is a loan, note or other investment that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans and credit card receivables. Certificates of deposit, time deposits and bankers’ acceptances are obligations issued by or through a bank. These instruments depend upon the strength of the bank involved in the borrowing to give investors comfort that the borrowing will be repaid when promised.

Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or “matures.” This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. Not all U.S. government securities are insured or guaranteed by the U.S. government, some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt, and are subject to risk of default like private issuers.

Foreign securities and foreign markets involve additional risk. Foreign laws and accounting standards typically are not as strict as they are in the U.S. Foreign fixed income and currency markets may be less stable than U.S. markets. Changes in the exchange rates of foreign currencies can affect the value of foreign assets.

The Board of Trustees of the Fund (the Board) can change investment policies that are not fundamental. For more information, see “Investment Risks” below and the Statement of Additional Information (SAI), “Description of the Series, Their Investments and Risks.” The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

How the Fund Invests

SHORT-TERM MUNICIPAL BOND SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is a high level of current income exempt from federal income taxes. We invest primarily (at least 80% of the Series’ investable assets) in municipal debt obligations that are exempt from Federal income taxes. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

The Series will invest at least 65% of its total assets in municipal debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include municipal debt obligations that have stated maturities in excess of three years, but which have remaining maturities not exceeding three years. Interest on certain municipal debt obligations may be a preference item for purposes of the federal alternative minimum tax (AMT Paper), which means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. The Series may invest in AMT Paper without limit.

The Series may purchase obligations that are rated as “medium grade” by a NRSRO, which means that the obligation is rated as being neither highly protected nor poorly secured. The ability of the issuer to make the interest and principal payments on these municipal debt obligations may appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any extended period of time. Such obligations lack outstanding investment characteristics and in fact may have speculative characteristics as well. We may also invest in instruments that are not rated, but which we believe are of comparable quality to the instruments described above.

The Series may also invest in inverse floaters, zero coupon municipal securities, and money market obligations. Inverse floaters are debt instruments with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. The price of an inverse floater will be considerably more volatile than that of a fixed-rate bond. Zero coupon municipal securities do not pay current interest, but are purchased at a discount from their face value. The Series may only purchase money market obligations rated in one of the two highest quality rating categories by a NRSRO.

From time to time, we may invest up to 35% of the Series’ total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the NAV of shares of the Series may be more susceptible to principal fluctuations.

Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or “matures.” This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time.

The Board can change investment policies that are not fundamental. For more information, see “Investment Risks” below and the SAI, “Description of the Series, Their Investments and Risks.” The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

How the Fund Invests

NATIONAL MUNICIPAL MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is current income exempt from federal income taxes, preservation of capital and maintenance of liquidity. This means we seek investments that will provide a high level of tax-exempt current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest primarily (at least 80% of the Series’ investable assets) in a diversified portfolio of short-term debt obligations issued by states, territories and possessions of the United States and the District of Columbia, and their respective political subdivisions the interest on which is wholly exempt from federal income taxes. The exemption from federal income taxes is supported by an opinion of counsel to the issuer. These securities are generally known as “Municipal Bonds” or “Municipal Notes.” Interest on certain Municipal Bonds and Municipal Notes may be a preference item for purposes of the federal alternative minimum tax (AMT Paper), which means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. The Series may invest in AMT Paper without limit.

The Series invests in high-quality money market instruments to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended (the 1940 Act). As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments we purchase must be (i) rated in one of the two highest short-term rating categories by at least two NRSROs or by one NRSRO if only one NRSRO rates those money market instruments, such as Moody’s Investors Services, Inc. (rated at least MIG-2 or Prime-2) or Standard & Poor’s Rating Services (rated at least SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or by only one NRSRO if only one NRSRO rates those money market instruments, or (iii) if unrated, of comparable quality as determined by the Series’ investment adviser.

Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that are subject to demand features, which provide liquidity and allow us to demand repayment of a debt obligation before the obligation is due or matures. This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market mutual funds.

The Series’ investments may include variable rate demand obligations (VRDOs) and VRDOs in the form of participation interests (Participating VRDOs) in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Series may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period, not exceeding seven days. Participating VRDOs provide the Series with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period, not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of VRDOs or Participating VRDOs may not be honored.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument’s maturity. These rights are referred to as “puts” and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security. One form of liquidity put consists of an underlying fixed rate municipal bond that is subject to a third party demand feature or “tender option.” Tender option bonds are the functional equivalent of ordinary variable or floating rate obligations.

The Board can change investment policies that are not fundamental. For more information, see “Investment Risks” below and the SAI, “Description of the Series, Their Investments and Risks.” The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

How the Fund Invests

TAXABLE MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is current income consistent with the preservation of capital and the maintenance of liquidity. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities, as well as commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issued by banks, corporations and other companies (including trust structures), obligations issued by foreign banks, companies or foreign governments, and municipal bonds and notes.

The Series invests in high-quality money market instruments to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments we purchase must be (i) rated in one of the two highest short-term rating categories by at least two NRSROs or by one NRSRO if only one NRSRO rates those money market instruments, such as Moody’s Investors Services, Inc. (rated at least MIG-2 or Prime-2) or Standard & Poor’s Rating Services (rated at least SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or by only one NRSRO if only one NRSRO rates those money market instruments, or (iii) if unrated, of comparable quality as determined by the Series’ investment adviser. All securities that we purchase will be denominated in U.S. dollars.

Debt obligations issued or guaranteed by the U.S. Government and government-related entities include debt securities backed by the full faith and credit of the U.S. Government, such as obligations of the Government National Mortgage Association (GNMA or “Ginnie Mae”). Debt securities issued by other government entities, such as obligations of the Federal National Mortgage Association (FNMA or “Fannie Mae”) and the Student Loan Marketing Association (SLMA or “Sallie Mae”), are not backed by the full faith and credit of the U.S. Government and are subject to risk of default like private issuers. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to risk of default like private issuers.

Commercial paper is short-term debt obligations of banks, corporations, municipalities and other borrowers. The obligations are usually issued by financially strong businesses and often include a line of credit to protect purchasers of the obligations. Funding agreements are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. An asset-backed security is a loan or note that pays interest based upon the cash flow of a pool of assets, such as; mortgages, loans, credit card receivables, corporate receivables, and corporate and municipal securities. Certificates of deposit, time deposits, bankers’ acceptances and bank notes are obligations issued by or through a bank. These instruments depend upon the strength of the bank involved in the borrowing to give investors comfort that the borrowing will be repaid when promised.

Municipal Bonds and Notes may be general obligation or revenue bonds. General obligation bonds or notes are secured by the issuer’s pledge of its faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases, municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

The Series’ investments also include VRDOs and Participating VRDOs in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Series may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period not exceeding seven days. Participating VRDOs provide the Series with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of certain VRDOs or Participating VRDOs may not be honored.

Master Notes and Debt Obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or “matures.” This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market mutual funds.

Foreign securities and foreign markets involve additional risks. Foreign laws and accounting standards typically are not as strict as they are in the U.S. Foreign fixed income and currency markets may be less stable than U.S. markets. Changes in the exchange rates of foreign currencies can affect the value of foreign assets.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument’s maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as “puts” and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.

The Board can change investment policies that are not fundamental. For more information, see “Investment Risks” below and the SAI, “Description of the Series, Their Investments and Risks.” The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

How the Fund Invests

GOVERNMENT MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is current income consistent with the preservation of capital and the maintenance of liquidity. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest primarily (at least 80% of the Series’ investable assets) in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities.

The Series invests in money market instruments, issued by the U.S. Government and its agencies to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments that we purchase present “minimal credit risk” and are of “eligible quality.” “Eligible quality” for this purpose includes all short-term debt obligations of the U.S. government, its agencies and instrumentalities in which the Series may invest.

Debt obligations issued or guaranteed by the U.S. Government and government-related entities include debt securities backed by the full faith and credit of the U.S. Government, such as obligations of the GNMA. Debt securities issued by other government entities, such as obligations of the FNMA and the SLMA, are not backed by the full faith and credit of the U.S. Government and are subject to risk of default like private issuers. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, such as the Farm Credit System, depend entirely upon their own resources to repay their debt and are subject to risk of default like private issuers.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument’s maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as “puts” and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.

The Board can change investment policies that are not fundamental. For more information, see “Investment Risks” below and the SAI, “Description of the Series, Their Investments and Risks.” The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

How the Fund Invests

TREASURY MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is current income consistent with the preservation of capital and the maintenance of liquidity. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we can’t guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

We invest primarily (at least 80% of the Series’ investable assets) in a diversified portfolio of short-term debt obligations issued by the U.S. Treasury that are backed by the full faith and credit of the United States.

The Series invests in U.S. Treasury money market instruments to try to provide investors with current income while maintaining a stable NAV value of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments that we purchase present “minimal credit risk” and are of “eligible quality.” “Eligible quality” for this purpose applies to all short-term debt obligations of the U.S. Treasury in which the Series may invest.

Debt securities issued by the U.S. Treasury have different interest rates and maturities, but they are all backed by the full faith and credit of the U.S. Government. Brokerage firms sometimes “strip” down Treasury debt securities into their component parts: the Treasury’s obligation to make periodic interest payments and its obligation to repay the amounts borrowed. These stripped securities are sold to investors separately. Stripped securities do not make periodic interest payments, but they are typically sold at a discount and then redeemed for their face value on their maturity dates. These securities increase in value when interest rates fall and lose value when interest rates rise. However, the value of stripped securities generally fluctuates more in response to interest rate movements than the value of traditional bonds. The Series may try to earn money by buying stripped securities at a discount and either selling them after they increase in value or holding them until they mature. The Series may also invest in Treasury Inflation Protected Securities, known as “TIPS,” if these securities are deemed to comply with the requirements of Rule 2a-7. TIPS are U.S. Treasury securities issued at a fixed rate of interest but with principal adjusted every six months based on changes in the Consumer Price Index.

The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument’s maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as “puts” and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.

The Board can change investment policies that are not fundamental. For more information, see “Investment Risks” below and the SAI, “Description of the Series, Their Investments and Risks.” The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.

How the Fund Invests

OTHER INVESTMENTS AND STRATEGIES

In addition to the principal strategies, we may also use the following investments and strategies to try to increase the Series’ returns or protect their assets if market conditions warrant.

Repurchase Agreements

Each Series (except Treasury Money Market Series) intends to use repurchase agreements, where a party agrees to sell a security to a Series and then repurchase it at an agreed-upon price at a stated time. This creates a fixed return for a Series. A Series will only enter into these repurchase agreements with parties whom we believe can honor their obligations in the transactions.

Reverse Repurchase Agreements

Each Series may use reverse repurchase agreements, where we borrow money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price at a stated time.

When-Issued and Delayed Delivery Securities

Each Series may also purchase money market or other obligations on a “when-issued” or “delayed delivery” basis. When a Series makes this type of purchase, the price and interest rates are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. A Series does not earn interest income until the date the obligations are delivered.

Floating and Variable Rate Securities

Each Series may purchase floating rate and variable rate securities. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return a Series will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to a Series.

Additional Strategies

Each Series also follows certain policies when it borrows money (a Series may borrow up to 33 1/3% of the value of its total assets and may pledge up to 33 1/3% of its total assets to secure these borrowings); lends its securities to others (each Series may lend up to 33 1/3% of its total assets, including collateral received in the transaction); and holds illiquid securities (each Series, except Short-Term Bond Series and Short-Term Municipal Bond Series, may hold up to 10% of its net assets in securities, including certain restricted securities, which do not have a readily available market, repurchase agreements with maturities longer than seven days and VRDOs or Participating VRDOs with notice periods for demand of unpaid principal and accrued interest exceeding seven days; Short-Term Bond Series and Short-Term Municipal Bond Series may each hold up to 15% of its respective net assets in such illiquid securities). Each Series is subject to certain investment restrictions that are fundamental policies, which means that they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

Derivative Strategies

We may use a number of alternative investment strategies—including derivatives—to try to improve the Short-Term Bond Series’ and the Short-Term Municipal Bond Series’ returns and to protect their respective assets, although we cannot guarantee these strategies will work, that the instruments necessary to implement these strategies will be available or that either Series will not lose money. Derivatives—such as futures, options and options on futures—involve costs and can be volatile. With derivatives, the investment adviser tries to predict whether the underlying investment—a security, market index, currency, interest rate or some other investment—will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Short-Term Bond Series’ or the Short-Term Municipal Bond Series’ overall investment objective. The investment adviser will consider other factors (such as cost) in deciding whether to employ any particular strategy or use any particular instrument. Any derivatives that either the Short-Term Bond Series or the Short-Term Municipal Bond Series may use may not match or offset the Series’ underlying holdings. For more information about these strategies, see the SAI, “Description of the Series, Their Investments and Risks.”

How the Fund Invests

Investment Risks

As noted previously, all investments involve risk, and investing in the Fund is no exception. This chart outlines the key risks and potential rewards of the principal strategies each Series may make. See “Description of the Series, Their Investments and Risks” in the SAI.

Investment Type % of Fund’s Total Assets	Risks	Potential Rewards
High-quality money market obligations of all types All Series (including investment grade bonds for Short-Term Bond Series): Up to 100%

Credit risk—the risk that the borrower cannot pay back the money borrowed or make interest payments or, in the case of VRDOs, that the issuer of a put may not be able to meet its obligation to purchase the underlying security

Market risk—the risk that the obligations may lose value because interest rates change or there is a lack of confidence in borrowers in general

Regular interest income Generally more secure than stock and equity securities since corporate issuers must pay their debts before paying stockholders
Medium quality municipal debt obligations Short-Term Municipal Bond Series: Up to 100%	Lower-rated debt obligations are more volatile than higher-rated securities and demonstrate greater credit and market risk	Investors may realize higher returns based upon higher interest rates paid on lower-rated debt obligations

Foreign securities Short-Term Bond Series and Taxable Money Market Series: Up to 100%

Foreign markets, economies and political systems may not be as stable as in the U.S.

Currency risk-changing values of foreign currencies can cause losses

May be less liquid than U.S. stocks and bonds

Differences in foreign laws, accounting standards, public information, custody and settlement practices may result in less reliable information on foreign investments and involve more risk

Investors can participate in the growth of foreign markets through the Fund’s investments in companies operating in those markets

May profit from changing values of foreign currencies

Opportunities for diversification

Derivatives Short-Term Bond Series, Short-Term Municipal Bond Series: Up to 20%

The value of derivatives (such as futures and options) that are used to hedge a portfolio security is generally determined independently from that security and could result in a loss to the Series when the price movement of the derivative does not correlate with a change in the value of the portfolio security

Derivatives may not have the intended effects and may result in losses or missed opportunities

The other party to a derivatives contract could default

Derivatives can increase share price volatility and those that involve leverage could magnify losses

Certain types of derivatives involve costs to the Fund that can reduce returns

The Fund could make money and protect against losses if the investment analysis proves correct

Derivatives that involve leverage could generate substantial gains at low cost

One way to manage the Fund’s risk/return balance is by locking in the value of an investment ahead of time

Hedges that correlate well with an underlying position can reduce or eliminate investment income or capital gains at low cost

Illiquid Securities Short-Term Bond Series and Short-Term Municipal Bond Series: Up to 15% of net assets All other Series: Up to 10% of net assets	May be difficult to value precisely May be difficult to sell at the time or price desired	May offer a more attractive yield or potential for growth than more widely traded securities

U.S. Government securities Up to 100%

Not all U.S. government securities are insured or guaranteed by the U.S. government. Some are only insured or guaranteed by the issuing agency, which must rely on its own resource to repay the debt, and are subject to risk of default like private issuers

Limits potential for capital appreciation

Credit risk—the risk that the default of an issuer would leave the Fund with unpaid interest or principal. The lower a bond’s quality, the higher its potential volatility

Market risk—the risk that the market value of an investment may move up or down, sometimes rapidly or unpredictably. Market risk may affect an industry, a sector or the market as a whole

Interest rate risk—the risk that the value of most debt obligations will fall when interest rates rise. The longer a bond’s maturity and the lower its credit quality, the more its value typically falls. It can lead to price volatility

May preserve the Fund’s assets Regular interest income Generally more secure than lower quality debt securities and equity securities Principal and interest may be guaranteed by the U.S. government

How the Fund is Managed

BOARD OF TRUSTEES

The Board oversees the actions of the Manager, investment adviser and Distributor, and decides on general policies. The Board also oversees the Fund’s officers, who conduct and supervise the daily business operations of the Fund.

MANAGER

Prudential Investments LLC (PI or the Manager) 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102

Under a management agreement with the Fund, PI manages the Fund’s investment operations and administers its business affairs. The Fund reimburses PI for its costs and expenses incurred in managing the Fund’s investment operations and administering its business affairs.

PI and its predecessors have served as manager or administrator to investment companies since 1987. As of December 31, 2004, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $90.4 billion.

PI and the Fund operate under an exemptive order (the Order) from the Commission that generally permits PI to enter into or amend agreements with investment advisers without obtaining shareholder approval each time. This authority is subject to certain conditions, including the requirement that the Board must approve any new or amended agreements with an investment adviser. Shareholders of the Fund still have the right to terminate these agreements at any time by a vote of the majority of outstanding shares of the Fund. The Fund will notify shareholders of any new investment advisers or material amendments to advisory agreements pursuant to the Order.

INVESTMENT ADVISER

Prudential Investment Management, Inc. (PIM) is the Fund’s investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Gateway Center Two, 100 Mulberry Street, Newark NJ 07102. PI has responsibility for all investment advisory services, supervises PIM and pays PIM for its services. PIM is reimbursed by PI for its direct costs, excluding profit and overhead, incurred by PIM in furnishing services to PI.

Taxable Money Market Series

The PIM Fixed Income Money Market Team, led by Joseph M. Tully, manages the Taxable Money Market Series. The Team also includes portfolio managers Manolita Brasil, Robert Browne, and Douglas Spratley.

Joseph M. Tully is Managing Director and Head of PIM’s Money Markets Team, overseeing Prudential Fixed Income’s taxable and tax-exempt money markets portfolios. Mr. Tully has 20 years of experience managing short-term fixed income investments as well as extensive background as a credit analyst of domestic and foreign banks. Prior to joining Prudential Financial in 1987, Mr. Tully worked for Merrill Lynch Asset Management as portfolio manager and senior bank credit analyst. Previously, he was an assistant national bank examiner for the Office of the Comptroller of the Currency. He has managed the Fund since 1999.

Manolita Brasil is Vice President and portfolio manager on the Money Market Team, responsible for taxable money markets funds. In addition, Ms. Brasil coordinates credit research for commercial paper and other short-term instruments. She has been managing money markets portfolios for PIM Fixed Income since 1988. Previously, she previously managed the money markets support staff. Ms. Brasil joined

Prudential Financial in 1979. She has managed the Series since 1999 and has 17 years of investment experience.

Robert T. Browne is Vice President and portfolio manager on the Money Market Team, responsible for taxable money markets portfolios. Before assuming his current position in 1995, he spent two years analyzing and trading currency and global bonds, and handling operations, marketing, compliance and business planning functions. Mr. Browne joined Prudential Financial in 1989. He has managed the Series since 1999 and has 11 years of total investment experience.

Douglas Spratley, CFA is an Associate and portfolio manager on the Money Markets team, responsible for short-term portfolios and government repo trading. Previously, Mr. Spratley was an investment analyst for the Prudential Capital Group. He joined Prudential in 1992. Mr. Spratley has 9 years investment experience.

Short-Term Bond Series

Besides Mr. Tully, Joseph D’Angelo is primarily responsible for management of the Short-Term Bond Series.

Joseph D’Angelo is Principal and Money Market Portfolio Manager for PIM Fixed Income, in charge of short-term investments for Prudential Financial’s proprietary fixed income portfolios as well as mutual fund portfolios. Mr. D’Angelo joined Prudential Financial in 1988, working first in the Management Accounting Group and then the Treasurer’s Group. He moved to the Securities Lending Group in 1994 and assumed investment management responsibilities in 1998. He has 16 years investment experience. He has managed the Series since 2005.

Additional information about the portfolio managers concerning their compensation, other accounts that they manage and ownership of securities in the Fund may be found in the SAI under “Investment Advisory and Other Services—Additional Information About the Portfolio Managers’’.

DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS or the Distributor) distributes the Fund’s shares under a Distribution Agreement with the Fund. PIMS does not receive any compensation from the Fund for distributing its shares.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is described in the Fund’s Statement of Additional Information.

FUND DISTRIBUTIONS AND TAX ISSUES

Investors who buy shares of a Series should be aware of some important tax issues. For example, each Series distributes dividends and capital gains, if any, to shareholders. These distributions are subject to taxes.

The following briefly discusses some of the important tax issues that should be considered, but is not meant to be tax advice:

Distributions

Each Series distributes dividends of any net investment income to shareholders every month. The dividends received from a Series (other than certain dividends from the National Municipal Money Market Series and the Short-Term Municipal Bond Series) will be taxed as ordinary income for U.S. federal income tax purposes, whether or not they are reinvested in the Series. Although none of the Series are likely to realize capital gains because of the types of securities we purchase, any realized net capital gains will be paid to shareholders (typically once a year). Capital gains are generated when a Series sells assets for a profit. Distributions of dividends and capital gains are automatically reinvested in the Series.

Tax Issues

Fund distributions are generally taxable in the year they are received, except when we declare certain dividends in October, November or December of a calendar year, but actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31st of the prior year.

How to Buy and Sell Shares of the Series

How to Buy Shares

Shares of the Fund and each Series are available only to investment companies managed by PI and certain investment advisory clients of the investment adviser that have received an Order issued by the Commission that allows them to invest in the Fund. The purchase of shares of the Fund is subject to the terms and conditions set forth in the Order. For an explanation of the procedures for pricing the Fund’s shares, see “Net Asset Value” in the SAI.

How to Sell Shares

When a shareholder sells shares of a Series—also known as redeeming shares—the price the shareholder will receive will be the NAV next determined after the Fund’s Transfer Agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), receives the order to sell. We must receive an order to sell by 4:15 p.m. New York time to process the sale on that day. Generally, we will pay for the shares that are sold within seven days after the Transfer Agent receives the sell order.

NAV

We determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading, or in the event that the NYSE is closed, 15 minutes after the earlier of the time when the U.S. Government bond market (as recommended by the Bond Market Association) or U.S. Federal Reserve banks close.

On days when the NYSE is open, your purchase order or redemption request must be received by 4:15 p.m., New York time, in order to receive the NAV for that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve banks are open, your purchase order or redemption request must be received no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by the Bond Market Association) or U.S. Federal Reserve banks close in order to receive the NAV for that day.

The NYSE is closed on most national holidays and Good Friday. We may not determine NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund’s portfolio do not materially affect the NAV.

Frequent Purchases and Redemption of Fund Shares

Short-Term Bond Series

Since the Series is generally not designed for long-term investing, and frequent purchases and redemptions of the Series’ shares generally do not present risks to other shareholders of the Series, the Board has determined that, at the present time, the Series need not adopt policies and procedures to prevent frequent purchases and redemptions.

Taxable Money Market Series

Since the Series is a money market fund that is generally not designed for long-term investing, and frequent purchases and redemptions of the Series’ shares generally do not present risks to other shareholders of the Series, the Board has determined that, at the present time, the Series need not adopt policies and procedures to prevent against frequent purchases and redemptions.

Financial Highlights

Presently, only the Taxable Money Market Series is available for investment. It is expected that the Short-Term Bond Series will be open to investment on or about April 1, 2005.

The financial highlights below are intended to help a shareholder evaluate the financial performance of a Series. The total return represents the rate that a shareholder would have earned on an investment in the Series, assuming investment at the start of the period, reinvestment of all dividends and other distributions and sale at the end of the period.

The financial highlights for the years ending January 31, 2005 and January 31, 2004 were part of the financial statements audited by KPMG LLP, independent registered public accounting firm, whose reports on these financial statements were unqualified. The periods presented through January 31, 2003 were audited by another independent registered public accounting firm, whose reports were unqualified.

Additional performance information for the Series is contained in the annual report and is available upon request.

Taxable Money Market Series

Fund Shares (Fiscal years ended 1/31)	2005	2004	2003	2002	September 18, 2000(a) through January 31, 2001
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00
Net investment income and net realized gains	.02	.01	.02	.04	.02
Dividends and distributions to shareholders	(.02)	(.01)	(.02)	(.04)	(.02)
Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00
TOTAL RETURN (b):	1.50%	1.20%	1.85%	4.12%	2.50%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)	$11,924,742	$12,769,580	$7,053,923	$6,724,703	$2,754,036
Average net assets (000)	$13,091,919	$8,669,076	$7,105,089	$5,289,046	$2,150,413
Ratios to average net assets:
Expenses	0.02	0.03%	0.03%	0.03%	0.03	%(c)
Net investment income	1.50	1.20%	1.84%	3.66%	6.58	%(c)

(a)           Commencement of investment operations.

(b)          Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions. Total returns for periods less than a full year are not annualized.

(c)           Annualized.

For More Information

Additional information about the Fund and each Series can be obtained without charge and can be found in the following documents:

Statement of Additional Information (SAI)

(incorporated by reference into this prospectus)

Annual Report

(contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during the last fiscal year)

Semi-Annual Report

You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows:

By Mail:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

By Electronic Request:

publicinfo@sec.gov
(The SEC charges a fee to copy documents.)

In Person:

Public Reference Room in
Washington, DC
(For hours of operation, call -1 -202-942-8090)

Via the Internet

on the EDGAR Database at: http://www.sec.gov

Investment Company Act File No: 811-09999

DRYDEN CORE INVESTMENT FUND

Statement of Additional Information
March 29, 2005

Dryden Core Investment Fund (the Fund), an open-end, management investment company, consists of six diversified series: Short-Term Bond Series, Short-Term Municipal Bond Series, National Municipal Money Market Series, Taxable Money Market Series, Government Money Market Series, and Treasury Money Market Series (each, a Series, and, collectively, the Series). Each Series operates as a separate fund with similar investment objectives and similar policies designed to meet its investment goals. The investment objective of the Short-Term Bond Series is income consistent with relative stability of principal. The investment objective of the Short-Term Municipal Bond Series is a high level of current income exempt from federal income taxes. The investment objective of the National Municipal Money Market Series is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. The investment objective of each of the Taxable Money Market Series, Government Money Market Series and Treasury Money Market Series is current income consistent with the preservation of capital and the maintenance of liquidity. There can be no assurance that any Series’ investment objective will be achieved. See “How the Fund Invests” in the prospectus and “Description of the Series, Their Investments and Risks.”

Presently, only the Taxable Money Market Series is available for Investment. The Short-Term Bond Series will become available for investment on or about April 1, 2005.

The Fund’s address is Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102 and its telephone number is (800) 225-1852.

This Statement of Additional Information (SAI) sets forth information about each of the Series. This SAI is not a prospectus and should be read in conjunction with the combined prospectus for the Series, dated March 29, 2005 (Prospectus), a copy of which may be obtained from the Fund upon request.

The Fund’s audited financial statements for the fiscal year ended January 31, 2005 are incorporated into this SAI by reference to the Fund’s 2005 annual report to shareholders (File No. 811-09999). You may obtain a copy of the Fund’s annual report at no charge by request to the Fund at the address or telephone number noted above.

FUND HISTORY

The Fund was organized under the laws of Delaware on April 23, 1999, as an unincorporated business trust.

On March 10, 2003, the Fund’s name was changed from Prudential Core Investment Fund to Dryden Core Investment Fund.

DESCRIPTION OF THE SERIES, THEIR INVESTMENTS AND RISKS

(a)   Classification.   The Fund is an open-end, management investment company consisting of six diversified series. Each series operates as a separate fund with its own investment objectives and policies.

(b)   Investment Strategies and Risks

The investment objective of the Short-Term Bond Series is income consistent with relative stability of principal. The investment objective of the Short-Term Municipal Bond Series is a high level of current income exempt from federal income taxes. The investment objective of the National Municipal Money Market Series is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. The investment objective of each of the Taxable Money Market Series, Government Money Market Series and Treasury Money Market Series is current income consistent with the preservation of capital and the maintenance of liquidity. While the principal investment policies and strategies for seeking to achieve each Series’ objective are described in the Prospectus, a Series may from time to time also utilize the securities, instruments, policies and strategies described below in seeking to achieve its objective. A Series may not be successful in achieving its objective and you could lose money.

Mortgage-Backed Securities

Mortgage-Related Securities Issued By U.S. Government Agencies and Instrumentalities.   The Fund may invest in mortgage-backed securities, including those which represent undivided ownership interests in pools of mortgages. The U.S. Government or the issuing agency or instrumentality guarantees the payment of interest on and principal of these securities. However, the guarantees do not extend to the yield or value of the securities nor do the guarantees extend to the yield or value of a Series’ shares. Mortgages backing the securities which may be purchased by the Series include conventional thirty-year fixed-rate mortgages, graduated payment mortgages, fifteen-year mortgages, adjustable rate mortgages and balloon payment mortgages. A balloon payment mortgage-backed security is an amortized mortgage security with installments of principal and interest, the last installment of which is predominantly principal. All of these mortgages can be used to create pass-through securities. A pass-through security is formed when mortgages are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgages is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an undivided mortgage prepays the remaining principal before the mortgage’s scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. The remaining expected average life of a pool of mortgage loans underlying a mortgage-backed security is a prediction of when the mortgage loans will be repaid and is based upon a variety of factors, such as the demographic and geographic characteristics of the borrowers and the mortgaged properties, the length of time that each of the mortgage loans has been outstanding, the interest rates payable on the mortgage loans and the current interest rate environment.

During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When mortgage obligations are prepaid, the Series reinvests the prepaid amounts in securities, the yields of which reflect interest rates prevailing at that time. Therefore, the Series’ ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages are reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium generally will result in capital losses.

GNMA Certificates.   Certificates of the Government National Mortgage Association (GNMA Certificates) are mortgage-backed securities which evidence an undivided interest in a pool or pools of mortgages. GNMA Certificates that the Series may purchase are the “modified pass-through” type, which entitle the holder to receive timely payment of all interest and principal payments due on the mortgage pool, net of fees paid to the “issuer” and GNMA, regardless of whether or not the mortgagor actually makes the payment. The GNMA Certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (1) fixed rate level payment mortgage loans; (2) fixed rate graduated payment mortgage loans; (3) fixed rate growing equity mortgage loans; (4) fixed rate mortgage loans secured by manufactured (mobile) homes; (5) mortgage loans on multifamily residential properties under construction; (6) mortgage loans on completed multifamily projects; (7) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower’s monthly payments during the early years of the mortgage loans (“buydown” mortgage loans); (8) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (9) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration (FHA) Loans or Veterans Administration (VA) Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one- to four-family housing units. Legislative changes may be proposed from time to time in relation to the Department of Housing and Urban Development which, if adopted, could alter the viability of investing in GNMAs.

FNMA Certificates.   The Federal National Mortgage Association (FNMA) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly.

Each FNMA Certificate will entitle the registered holder thereof to receive amounts, representing such holder’s pro rata interest in scheduled principal payments and interest payment (at such FNMA Certificate’s pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA Certificate and such holder’s proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal and interest on each FNMA Certificate will be guaranteed by the FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers.

Each FNMA Certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any government agency) of the following types: (1) fixed rate level payment mortgage loans; (2) fixed rate growing equity mortgage loans; (3) fixed rate graduated payment mortgage loans; (4) variable rate California mortgage loans; (5) other adjustable rate mortgage loans; and (6) fixed rate mortgage loans secured by multifamily projects.

FHLMC Securities.   The Federal Home Loan Mortgage Corporation (FHLMC) was created in 1970 through enactment of Title III of the Emergency Home Finance Act of 1970 (FHLMC Act). Its purpose is to promote development of a nationwide secondary market in conventional residential mortgages.

The FHLMC issues two types of mortgage pass-through securities: mortgage participation certificate (PCs) and guaranteed mortgage certificates (GMCs). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. The FHLMC guarantees timely monthly payments of interest on PCs and the ultimate payment of principal.

GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. The expected average life of these securities is approximately ten years. The FHLMC guarantee is not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers.

FHLMC Certificates.   FHLMC is a corporate instrumentality of the United States created pursuant to the FHLMC Act. The principal activity of the FHLMC consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates.

FHLMC guarantees to each registered holder of the FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal on the related mortgage loans, without any offset or deductions, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (1) foreclosure sale, (2) payment of a claim by any mortgage insurer or (3) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government and is subject to risk of default as if guaranteed by private issuers.

FHLMC Certificates represent a pro rata interest in a group of mortgage loans (a FHLMC Certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one-to-four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC Certificate group.

The market value of mortgage securities, like other securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders’ principal to the extent of the premium paid. On the other hand, if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which when distributed to shareholders will be taxable as ordinary income.

Non-Agency Mortgage-Backed Securities.   Certain non-agency private entities also issue mortgage-backed securities. Other than lacking the guarantee by the full faith and credit of the United States, the mortgage-backed securities issued by private issuers generally have characteristics and risks comparable to those issued by GNMA, as discussed above. Some mortgage-backed securities issued by non-agency private issuers may be supported by a pool of mortgages not acceptable to the agency issuers and thus may carry greater risks. The Fund may invest in these mortgage-backed securities issued by non-agency private issuers if they are rated at least A by Moody’s Investors Services, Inc. (Moody’s) or Standard & Poor’s Ratings Services (S&P).

Adjustable Rate Mortgage Securities.   Adjustable rate mortgage securities (ARMs) are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. Generally, ARMs have a specified maturity date and amortize principal over their life. In periods of declining interest rates, there is a reasonable likelihood that ARMs will experience increased rates of prepayment of principal. However, the major difference between ARMs and fixed rate mortgage securities is that the interest rate and the rate of amortization of principal of ARMs can and do change in accordance with movements in a particular, pre-specified, published interest rate index.

The amount of interest on an ARM is calculated by adding a specified amount, the “margin,” to the index, subject to limitations on the maximum and minimum interest that can be charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. Because the interest rate on ARMs generally moves in the same direction as market interest rates, the market value of ARMs tends to be more stable than that of long-term fixed rate securities.

There are two main categories of indices which serve as benchmarks for periodic adjustments to coupon rates on ARMs; those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds Index (often related to ARMs issued by FNMA), tend to lag changes in market rate levels and tend to be somewhat less volatile.

Collateralized Mortgage Obligations.   Certain issuers of collateralized mortgage obligations (CMOs), including certain CMOs that have elected to be treated as Real Estate Mortgage Investment Conduits (REMICs), are not considered investment companies pursuant to a rule recently adopted by the Securities and Exchange Commission (Commission), and the Fund may invest in the securities of such issuers without the limitations imposed by the Investment Company Act of 1940, as amended (the 1940 Act) on investments by the Fund in other investment companies. In addition, in reliance on an earlier Commission interpretation, the Fund’s investments in certain other qualifying CMOs, which cannot or do not rely on the rule, are also not subject to the limitation of the 1940 Act on acquiring interests in other investment companies. In order to be able to rely on the Commission’s interpretation, these CMOs must be unmanaged, fixed asset issuers, that (1) invest primarily in mortgage-backed securities, (2) do not issue redeemable securities, (3) operate under general exemptive orders exempting them from all provisions of the 1940 Act and (4) are not registered under the 1940 Act as investment companies. To the extent that the Series selects CMOs or REMICs that cannot rely on the rule or do not meet the above requirements, the Series will limit its investments in such securities in a manner consistent with the provisions of the1940 Act.

Municipal Debt Obligations

Each Series may purchase municipal debt obligations which include, but are not limited to, those described below. Each Series intends to invest in securities that are currently available, or which may be developed in the future, and are appropriate to allow the Series’ investment adviser to pursue the Series’ respective investment objectives.

Municipal Bonds.   Municipal Bonds may be general obligation or revenue bonds.

General obligation bonds are secured by the issuer’s pledge of its faith, credit and taxing power for the payment of principal and interest. Municipal Bonds are generally issued to obtain funds for various public purposes, including construction of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. They may also be issued to refund outstanding obligations, to meet general operating expenses or to obtain funds to lend to other public institutions and facilities.

Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Some municipal revenue bonds also include bonds issued through or on behalf of public authorities in order to obtain funds with which to provide privately operated housing facilities, sports facilities, pollution control facilities, convention or trade show facilities, industrial, port or parking facilities and facilities for water supply, gas, electricity or waste disposal. The bonds typically are revenue bonds and generally do not carry the pledge of the issuing authority’s credit.

Municipal Notes.   Municipal Notes are short-term obligations generally with a maturity, at the time of issuance, ranging from six months to three years. The principal types of Municipal Notes include tax anticipation notes, bond anticipation notes and revenue anticipation notes. Municipal Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues, are usually general obligations of the issuing municipality or agency.

Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

The Series will treat an investment in a municipal security refunded with escrowed U.S. Government securities as U.S. Government securities for purposes of the 1940 Act’s diversification requirements of Rule 2a-7.

Municipal Asset Backed Securities.   Each Series may purchase municipal asset backed securities. These securities are debt obligations, oftentimes issued through a trust or other investment vehicles, that are backed by municipal debt obligations and accompanied by a liquidity facility to comply with Rule 2a-7. Unlike investments in CMOs, a Series’ investment in securities of such issuers are subject to limitations imposed by the 1940 Act.

Obligations Issued or Guaranteed By the U.S. Government, its Agencies and Instrumentalities

Obligations issued or guaranteed as to principal and interest by the U.S. Government may be acquired by a Series in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including “Treasury Receipts,” “Treasury Investment Growth Receipts” (TIGRs) and “Certificates of Accrual on Treasury Securities” (CATS).

Each Series may also invest in Treasury Inflation Protected Securities, known as “TIPS,” if these securities are deemed to comply with the requirements of Rule 2a-7. TIPS are U.S. Treasury securities issued at a fixed rate of interest but with principal adjusted every six months based on changes in the Consumer Price Index.

Floating Rate and Variable Rate Securities

Each Series may purchase “floating rate” and “variable rate” securities. Investments in floating or variable rate securities normally will involve securities which provide that the rate is set as a spread to a designated base rate or index rate, such as rates on Treasury bills or LIBOR index, and, in some cases, that the purchaser can demand payment of the obligation at specified intervals or after a specified notice period (in each case a period of less than thirteen months) at par plus accrued interest. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have an interest rate which changes whenever there is a change in the designated base rate or index rate.

Demand Features and/or Guarantees

Each Series may purchase securities subject to demand features and/or guarantees. A demand feature supporting a money market fund instrument can be relied upon in a number of respects. First, the demand feature can be relied upon to shorten the maturity of the underlying instrument. Second, the demand feature, if unconditional, can be used to evaluate the credit quality of the underlying security. This means that the credit quality of the underlying security can be based solely on the credit quality of the unconditional demand feature supporting that security.

A guarantee is a form of unconditional credit support that may include, for example, bond insurance, a letter of credit, and an unconditional demand feature. A money market fund (including each Series except Short-Term Bond Series and Short-Term Municipal Bond Series) holding a security subject to a guarantee may determine the credit quality of the underlying security solely on the basis of the credit quality of the supporting guarantee.

Each Series may invest in securities directly issued by, or supported by, a demand feature provider or guarantor. Rule 2a-7 under the 1940 Act currently limits each Series’ (except Short-Term Bond Series and Short-Term Municipal Bond Series) investment in demand features and guarantees that are “second tier securities” under the Rule; that is, those securities that are rated in the second highest category by a specified number of rating organizations. Specifically, Rule 2a-7 provides that a money market fund cannot invest more than 5% of its total assets in securities directly issued by or supported by second tier demand features or guarantees that are issued by the same entity. If the limitations described in Rule 2a-7 are changed, each of the Series (other than Short-Term Bond Series and Short-Term Municipal Bond Series) will comply with the amended limitation.

Lending of Securities

Consistent with applicable regulatory requirements, each Series may lend its portfolio securities to brokers, dealers and financial institutions, provided that outstanding loans for each Series do not exceed in the aggregate 33 1/3% of the value of the Series’ respective total assets and provided that such loans are callable at any time by such Series and are at all times secured by cash or U.S. Government securities that is equal to at least the market value, determined daily, of the loaned securities. The advantage of such loans is that a Series continues to receive payments in lieu of the interest on the loaned securities, while at the same time earning interest either directly from the borrower or on the cash collateral which will be invested in short-term obligations. Any voting rights, or rights to consent, relating to the securities loaned pass to the borrower. However, if a material event affecting the investment occurs, such loans will be called so securities may be voted by one or more of the Series, as applicable.

A loan may be terminated by the borrower on one business day’s notice or by a Series at any time. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates, and the Series could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases loss of rights in the collateral should the borrower of the securities fail financially.

However, these loans of portfolio securities will only be made to firms determined to be creditworthy pursuant to procedures approved by the Board of Trustees (the Board) of the Fund. On termination of the loan, the borrower is required to return the securities to the Series, and any gain or loss in the market price during the loan would inure to that Series.

Each Series will pay reasonable finders, administrative and custodial fees in connection with a loan of its securities or may share the interest earned on collateral with the borrower.

Illiquid Securities

Short-Term Bond Series and Short-Term Municipal Bond Series may not hold more than 15% of its net assets and each of the remaining money market Series may not hold more than 10% of its net assets in illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale and repurchase agreements which have a maturity of longer than seven days. Illiquid securities include repurchase agreements which have a maturity of longer than seven days, certain securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable (either within or outside of the United States). Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (Securities Act), securities which are otherwise not readily marketable securities having a demand feature of longer than seven days, and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. A mutual fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

A large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such securities.

Rule 144A of the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.

Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market will not be deemed to be illiquid under procedures established by the Board. Each investment adviser will monitor the liquidity of such restricted securities subject to the supervision of the Board. In reaching liquidity decisions, each investment adviser will consider, inter alia, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance with Section 4(2) of the Securities Act to be considered liquid, (a) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (NRSRO), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the investment adviser; and (b) it must not be “traded flat” (i.e., without accrued interest) or in default as to principal or interest. Repurchase agreements and variable rate demand obligations (VRDOs) subject to demand are deemed to have a maturity equal to the notice period.

Securities of Other Investment Companies

Each Series may invest in securities of other investment companies registered under the 1940 Act to the extent permitted by the 1940 Act or to the extent permitted by order or otherwise by the Commission. Generally, each Series other than Short-Term Bond Series and Short-Term Municipal Bond Series, does not intend to invest more than 5% of its total assets in such securities. To the extent that a Series invests in securities of other registered investment companies, shareholders of the Series may be subject to duplicate management and advisory fees.

Borrowing

Each Series may borrow (including through entering reverse repurchase agreements) up to 33 1/3% of the value of its total assets (computed at the time the loan is made) from banks for temporary, extraordinary or emergency purposes. Each Series may pledge up to 33 1/3% of its total assets to secure such borrowings. A Series will not purchase portfolio securities if its borrowings (other than permissible securities loans) exceed 5% of its total assets.

General Debt Obligations

Master Notes and other Debt Obligations are instruments that can be structured to meet specific needs of the Fund. These are typically negotiated with an issuer to meet certain criteria. These securities may contain demand features, which would allow the Fund to demand repayment prior to the notes stated maturity date.

Repurchase Agreements

Each Series may purchase securities and concurrently enter into “repurchase agreements” with the seller, whereby the seller agrees to repurchase such securities at a specified price within a specified time (generally seven days or less). The repurchase agreements provide that the Series will sell the underlying instruments back to the dealer or the bank at the specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The difference between the purchase price and the resale price represents the interest earned by the Series, which is unrelated to the coupon rate or maturity of the purchased security. Repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. Such collateral will be held by the Fund’s Custodian or a sub-custodian in a tri-party repurchase agreement, either physically or in a book-entry account.

A Series will enter into repurchase transactions only with parties which meet creditworthiness standards approved by the Fund’s Board. Each Series’ investment adviser monitors the creditworthiness of such parties under the general supervision of the Board. In the event of a default or bankruptcy by a seller, the Series will promptly seek to liquidate the collateral. To the extent that the proceeds limit any sale of such collateral upon a default in the obligation to repurchase are less than the resale price, the Series will suffer a loss, if the financial institution that is a party to the repurchase agreement petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the trust is unsettled. As a result, under these circumstances, there may be a restriction on the Series’ ability to sell the collateral, and the Series could suffer a loss.

At the present time, we do not anticipate that Treasury Money Market Series will engage in repurchase agreement transactions.

Reverse Repurchase Agreements

Reverse repurchase agreements have the characteristics of borrowing and involve the sale of securities held by a Series with an agreement to repurchase the securities at a specified price, date and interest payment. Each Series intends only to use the reverse repurchase technique when it will be to its advantage to do so. These transactions are only advantageous if a Series has an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. A Series may be unable to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid. The use of reverse repurchase agreements may exaggerate any increase or decrease in the value of a Series’ portfolio. The Fund’s Custodian will maintain cash in a segregated account, or other liquid assets, maturing no later than the expiration of the reverse repurchase agreements and having a value equal to or greater than such commitments.

When-Issued and Delayed Delivery Securities

Each Series may purchase securities on a “when-issued” or “delayed delivery” basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by a Series with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Series at the time of entering into the transaction. Each Series will limit such purchases to those in which the date of delivery and payment falls within 90 days of the date of the commitment. A Series will make commitments for such when-issued transactions only with the intention of actually acquiring the securities. The Fund’s Custodian will segregate cash or other liquid assets having a value equal to or greater than a Series’ purchase commitments. If a Series chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement.

Segregated Assets

When the Fund is required to segregate assets in connection with certain portfolio transactions, it will designate as segregated with its Custodian, State Street Bank and Trust Company, cash, U.S. Government securities, equity securities (including foreign securities), debt securities or other liquid, unencumbered assets equal in value to its obligations in respect of potentially leveraged transactions. These include when-issued and delayed delivery securities, futures contracts, written options and options in futures contracts (unless otherwise covered). If collateralized or otherwise covered, in accordance with Commission guidelines, these securities will not be deemed to be senior securities. The assets segregated will be marked-to-market bi-weekly.

INVESTMENT RESTRICTIONS

For each Series its investment objective and the following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of a Series. A “majority of the outstanding voting securities,” when used in this SAI, means the lesser of (1) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (2) more than 50% of the outstanding voting shares. With respect to the submission of a change in fundamental policy or investment objective of a Series, such matters shall be deemed to have been effectively acted upon with respect to the Series if a majority of the outstanding voting securities of the Series votes for the approval of such matters, as provided above.

1.     Each Series may not: Issue senior securities or borrow money or pledge its assets, except as permitted by the 1940 Act, and the rules and regulations promulgated thereunder, as each may be amended from time to time except to the extent that each Series may be permitted to do so by exemptive order, SEC release, no-action letter or similar relief or interpretations (collectively, the “1940 Act Laws, Interpretations and Exemptions”). For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, reverse repurchase agreements, dollar rolls, short sales, derivative and hedging transactions such as interest rate swap transactions, and collateral arrangements with respect thereto, and transactions similar to any of the foregoing, and collateral arrangements with respect thereto, and obligations of a Series to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security.

2.     Each Series may not: Buy or sell real estate, except that investment in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported or secured by interests in real estate are not subject to this limitation, and except that a Series may exercise rights relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

3.     Each Series may not: Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

4.     Each Series may make loans, including loans of assets of a Series, repurchase agreements, trade claims, loan participations or similar investments, or as permitted by the 1940 Act Laws, Interpretations and Exemptions. The acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers’ acceptances or instruments similar to any of the foregoing will not be considered the making of a loan, and is permitted if consistent with the Series’ investment objective.

5.     Each Series may not: Buy or sell physical commodities or contracts involving physical commodities. Each Series may purchase and sell (i) derivative, hedging and similar instruments such as financial futures and options thereon, and (ii) securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as forward currency exchange contracts, and a Series may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of a Series’ ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.

6.     Each Series may not: Purchase the securities of any issuer if, as a result, a Series would fail to be a diversified company within the meaning of the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as each may be amended from time to time, except to the extent that a Series may be permitted to do so by the 1940 Act Laws, Interpretations and Exemptions.

7.     Each Series may not: Purchase any security if as a result, 25% or more of a Series’ total assets would be invested in the securities of issuers having their principal business activities in the same industry, except for temporary defensive purposes, and except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

The Short-Term Municipal Bond Series and National Municipal Bond Money Market Series will, under normal circumstances, invest at least 80% of its investable assets in bonds that are exempt from federal income taxes. However, the interest on such obligations may be subject to the alternative minimum tax.

Whenever any fundamental investment policy or investment restriction states a maximum percentage of a Series’ assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset values will not be considered a violation of such policy. However, in the event that a Series’ asset coverage for borrowings falls below 300%, a Series will take action within three days to reduce its borrowing, as required by applicable law.

In addition to the fundamental policies listed above, the Fund’s Board of Trustees has approved the following non-fundamental policies. Non-fundamental policies may be changed without the approval of shareholders.

1.     Each Series may not: Make investments for the purpose of exercising control or management.

2.     Each Series may not: Purchase common stock or other voting securities, preferred stock, warrants or other equity securities, except as may be permitted by a Series by restriction number 3 below.

3.     Each Series may not: Invest in securities of other registered investment companies, except by purchases in the open market involving only customary brokerage commissions and as a result of which not more than 10% of its total assets (determined at the time of investment) would be invested in such securities, or except as part of a merger, consolidation or other acquisition.

Each Series (except the Taxable Money Market Series) will provide 60 days’ prior written notice to shareholders of a change in such Series’ non-fundamental policy of investing over 80% of its investable assets in the type of investments suggested by the Series’ name. The Taxable Money Market Series is not subject to such a policy.

MANAGEMENT OF THE FUND

Information pertaining to the Trustees of the Fund is set forth below. Trustees who are not deemed to be “interested persons” of the Fund as defined in the 1940 Act, are referred to as “Independent Trustees.” Trustees who are deemed to be “interested persons” of the Fund are referred to as “Interested Trustees.” “Fund Complex”† consists of the Fund and any other investment companies managed by Prudential Investments LLC (PI or the Manager).

Independent Trustees

Name, Address** and Age	Position With The Fund	Term of Office*** and Length of Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Directorships Held By the Trustee****
David E.A. Carson (70)	Trustee	Since 2003	Director (January 2000-May 2000), Chairman (January 1999-December 1999), Chairman and Chief Executive Officer (January 1998-December 1998) and President, Chairman and Chief Executive Officer of People’s Bank (1983-1997).	92	Director of United Illuminating and UIL Holdings (Utility company), since 1993.
Robert E. La Blanc (71)	Trustee	Since 1999	President (since 1981) of Robert E. La Blanc Associates, Inc. (telecommunications); formerly General Partner at Salomon Brothers and Vice-Chairman of Continental Telecom; Trustee of Manhattan College.	92

Director of Chartered Semiconductor Manufacturing, Ltd. (since 1998) Titan Corporation (electronics, since 1995), Computer Associates International, Inc. (software company) (since 2002), Fibernet Telecom Group, Inc. (telecom company) (since 2003); Director (since April 1999) of The High Yield Plus Fund, Inc.

Douglas H. McCorkindale (65)	Trustee	Since 2003	Chairman (since February 2001), Chief Executive Officer (since June 2000) and President (since September 1997) of Gannett Co. Inc. (publishing and media), formerly Vice Chairman (March 1984-May 2000) of Gannett Co., Inc.	92

Director of Gannett Co., Inc., Director of Continental Airlines Inc., (since May 1993); Director of Lockheed Martin Corp. (aerospace and defense) (since May 2001); Director of High Yield Plus Fund, Inc. (since 1996).

Richard A. Redeker (61)	Trustee	Since 2003	Management Consultant; Director of Invesmart, Inc. (since 2001) and Director of Penn Tank Lines, Inc. (since 1999).	91	—
Robin B. Smith (65)	Trustee	Since 1999	Chairman of the Board (since January 2003) of Publishers Clearing House (direct marketing), formerly Chairman and Chief Executive Officer (August 1996-January 2003) of Publishers Clearing House.	91	Director of BellSouth Corporation (since 1992).
Stephen G. Stoneburn (61)	Trustee	Since 1999	President and Chief Executive Officer (since June 1996) of Quadrant Media Corp. (a publishing company); formerly President (June 1995-June 1996) of Argus Integrated Media, Inc.; Senior Vice President and Managing Director (January 1993-1995) of Cowles Business Media and Senior Vice President of Fairchild Publications, Inc. (1975-1989).	91	—
Clay T. Whitehead (66)	Trustee	Since 1999	President (since 1983) of National Exchange Inc. (new business development firm).	92	Director (since 2000) of The High Yield Plus Fund, Inc.

Interested Trustees

Name, Address** and Age	Position With The Fund	Term of Office*** and Length of Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Directorships Held By the Trustee****
Robert F. Gunia (58)*	Trustee and Vice President	Since 1999

Chief Administrative Officer (since June 1999) of PI; Executive Vice President (since January 1996) of PI; President (since April 1999) of Prudential Investment Management Services LLC (PIMS); Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Advisory Services, Inc., and American Skandia Fund Services, Inc.; Executive Vice President (since March 1999) of Prudential Mutual Fund Services LLC; formerly Senior Vice President (March 1987-May 1999) of Prudential Securities Incorporated (Prudential Securities).

				166	Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

Judy A. Rice (57)*	Trustee and President	Since 2000 Since 2003

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since 2003) of PI; Director, Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer (since May 2003) of American Skandia Advisory Services, Inc. and American Skandia Investment Services, Inc.; Director, Officer-in-Charge, President, Chief Executive Officer (since May 2003) of American Skandia Fund Services, Inc.; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-in-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly various positions to Senior Vice President (1992-1999) of Prudential Securities; and various positions to Managing Director (1975-1992) of Salomon Smith Barney; Member of Board of Governers of the Money Management Institute.

			92	—

Information pertaining to the Officers of the Fund who are not also Trustees is set forth below.

Officers

Name, Address** and Age	Position With Fund	Term of Office*** and Length of Time Served	Principal Occupations During Past Five Years
Grace C. Torres (45)	Treasurer and Principal Financial and Accounting Officer	Since 1999

Senior Vice President (since January 2000) of PI; Senior Vice President and Assistant Treasurer (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Advisory Services Inc.; formerly First Vice President (December 1996-January 2000) of PI and First Vice President (March 1993-1999) of Prudential Securities.

Jonathan D. Shain (46)	Secretary	Since 2001

Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Fund Services, Inc.

Lee D. Augsburger (45)	Chief Compliance Officer	Since 2004

Vice President and Chief Compliance Officer (since May 2003) of Pl; Vice President and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; formerly Vice President and Chief Legal Officer—Annuities (August 1999-October 2000) of Prudential Insurance Company of America; Vice President and Corporate Counsel (November 1997-August 1999) of Prudential Insurance Company of America

William V. Healey (51)	Chief Legal Officer	Since 2004

Vice President and Associate General Counsel (since 1998) of Prudential; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Investments LLC; Senior Vice President, Chief Legal Officer and Secretary (since December 1998) of Prudential Investment Management Services LLC; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Mutual Fund Services LLC; Vice President and Secretary (since October 1998) of Prudential Investment Management, Inc.; Executive Vice President and Chief Legal Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc.; Director (June 1999-June 2002 and June 2003-present) of ICI Mutual Insurance Company; prior to August 1998, Associate General Counsel of the Dreyfus Corporation (Dreyfus), a subsidiary of Mellon Bank, N.A. (Mellon Bank), and an officer and/or director of various affiliates of Mellon Bank and Dreyfus.

Maryanne Ryan (40)	Anti-Money Laundering Compliance Officer	Since 2002

Vice President, Prudential (since November 1998), First Vice President, Prudential Securities (March 1997-May 1998); Anti-Money Laundering Compliance Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Advisory Services, Inc. and American Skandia Marketing, Inc.

Helene Gurian (51)	Acting Anti-Money Laundering Compliance Officer	Since 2004

Vice President, Prudential (since July 1997). Vice President, Compliance (July 1997-January 2001); Vice President, Compliance and Risk Officer, Retail Distribution (January 2001-May 2002); Vice President, Corporate Investigations (May 2002-present) responsible for supervision of Prudential’s fraud investigations, anti-money laundering program and high technology investigation unit.

†                     The Fund Complex consists of all investment companies managed by PI. The Funds for which PI serves as manager include JennisonDryden Mutual Funds, Strategic Partners Funds, The Prudential Variable Contract Accounts 2, 10 and 11, The Target Portfolio Trust, The Prudential Series Fund, Inc., American Skandia Trust, and Prudential’s Gibraltar Fund.

*                     “Interested” Trustee, as defined in the 1940 Act, by reason of employment with the Manager (Prudential Investments LLC or PI), the Subadviser (Prudential Investment Management, Inc. or PIM) or the Distributor (Prudential Investment Management Services LLC or PIMS).

**               Unless otherwise noted, the address of the Trustees and Officers is c/o: Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

***         There is no set term of office for Trustees and Officers. The Independent Trustees have adopted a retirement policy, which calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75. The table shows the individual’s length of service as Trustee and/or Officer.

****   This column includes only directorships of companies required to register, or file reports with the Commission under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the 1940 Act.

The Fund has Trustees who, in addition to overseeing the actions of the Fund’s Manager, Subadviser and Distributor, decide upon matters of general policy. In addition to their functions set forth under “Investment Advisory and Other Services—Manager and Investment Adviser” and “Principal Underwriter and Distributor” the Trustees also review the actions of the Fund’s Officers, who conduct and supervise the daily business operations of the Fund.

Trustees and Officers of the Fund are also trustees, directors and officers of some or all of the other investment companies advised by the Fund’s Manager and distributed by PIMS.

The Board has appointed a Chief Compliance Officer, Lee D. Augsburger, on behalf of the Fund. Mr. Augsburger oversees the implementation of policies and procedures for the Fund to ensure compliance with the applicable federal securities laws, and related rules. Mr. Augsburger serves in this capacity for all of the funds in the Fund Complex. In addition, Mr. Augsburger serves as chief compliance officer of the Manager.

STANDING BOARD COMMITTEES

The Fund’s Board of Trustees (the Board) has established three standing committees in connection with the governance of the Fund—Audit, Nominating and Governance and Valuation.

Audit Committee.   The Audit Committee consists of Messrs. Carson (chair), Stoneburn, Whitehead and Ms. Smith (ex-officio). The Board has determined that each member of the Audit Committee is not an “interested person” as defined in the 1940 Act. The responsibilities of the Audit Committee are to assist the Board in overseeing the Fund’s independent registered public accounting firm, accounting policies and procedures, and other areas relating to the Fund’s auditing processes. The Audit Committee is responsible for pre-approving all audit services and any permitted non-audit services to be provided by the independent registered public accounting firm directly to the Fund. The Audit Committee is also responsible for pre-approving permitted non-audit services to be provided by the independent registered public accounting firm to (1) the Manager and (2) any entity in a control relationship with the Manager that provides ongoing services to the Fund, provided that the engagement of the independent registered public accounting firm relates directly to the operation and financial reporting of the Fund. The scope of the Audit Committee’s responsibility is oversight. It is management’s responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accounting firms’ responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee met four times during the fiscal year ended January 31, 2005.

Nominating and Governance Committee.   The Nominating and Governance Committee of the Board is responsible for nominating directors and making recommendations to the Board concerning Board composition, committee structure and governance, director education, and governance practices. The members of the Nominating and Governance Committee are Mr. Redeker (Chair), Mr. LaBlanc, Mr. McCorkindale and Ms. Smith (ex-officio). The Board has determined that each member of the Nominating and Governance Committee is not an “interested person” as defined in the 1940 Act. The Nominating and Governance Committee met twice during the fiscal year ended January 31, 2005. The Nominating and Governance Committee Charter is available on the Fund’s website at www.jennisondryden.com.

Selection of Director Nominees.   The Nominating and Governance Committee is responsible for considering nominees for trustee at such times as it considers electing new members to the Board. The Nominating and Governance Committee may consider recommendations by business and personal contacts of current Board members, and by executive search firms which the Committee may engage from time to time and will also consider shareholder recommendations. The Nominating and Governance Committee has not established specific, minimum qualifications that it believes must be met by a nominee. In evaluating nominees, the Nominating and Governance Committee considers, among other things, an individual’s background, skills, and experience; whether the individual is an “interested person” as defined in the 1940 Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable SEC rules. The Nominating and Governance Committee also considers whether the individual’s background, skills, and experience will complement the background, skills, and experience of other nominees and will contribute to the diversity of the Board. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for the Board based on whether the nominee is recommended by a shareholder.

A shareholder who wishes to recommend a trustee for nomination should submit his or her recommendation in writing to the Chair of the Board (Robin B. Smith) or the Chair of the Nominating and Governance Committee (Richard A. Redeker), in either case at Dryden Core Investment Fund, P.O. Box 13964, Philadelphia, PA 19176. At a minimum, the recommendation should include:

•       the name, address, and business, educational, and/or other pertinent background of the person being recommended;

•       a statement concerning whether the person is an “interested person” as defined in the Investment Company Act of 1940;

•       any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and

•       the name and address of the person submitting the recommendation, together with the number of Fund shares held by such person and the period for which the shares have been held.

The recommendation also can include any additional information which the person submitting it believes would assist the Nominating and Governance Committee in evaluating the recommendation.

Shareholders should note that a person who owns securities issued by Prudential Financial, Inc. (the parent company of the Funds’ investment adviser) would be deemed an “interested person” under the 1940 Act. In addition, certain other relationships with Prudential Financial, Inc. or its subsidiaries, with registered broker-dealers, or with the Funds’ outside legal counsel may cause a person to be deemed an “interested person.”

Before the Nominating and Governance Committee decides to nominate an individual to the Board, Committee members and other Board members customarily interview the individual in person. In addition, the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which must be disclosed under SEC and stock exchange rules and to determine whether the individual is subject to any statutory disqualification from serving on the board of a registered investment company.

Valuation Committee.   The Valuation Committee consists of at least two Board members or an officer of the Fund and one Board member (in both instances the Valuation Committee may include employees of the Manager who may constitute a majority of the Valuation Committee). The Valuation Committee supervises the valuation of the Fund’s portfolio securities and other assets and meets on an as needed basis. There are no appointed members of the Valuation Committee. If there is a need for a Valuation Committee decision to be made, the Manager will determine the composition of the Valuation Committee based on Board member and Fund Officer availability. The Valuation Committee did  not meet during the fiscal year ended January 31, 2005. For more information about the Valuation Committee, see “Net Asset Value” below.

Shareholder Communications with Directors

Shareholders of the Fund can communicate directly with the Board of Trustees by writing to the Chair of the Board, Dryden Core Investment Fund, P.O. Box 13964, Philadelphia, PA 19176. Shareholders can communicate directly with an individual Trustee by writing to that trustee at Dryden Core Investment Fund, P.O. Box 13964, Philadelphia, PA 19176. Such communications to the Board or individual trustees are not screened before being delivered to the addressee.

Compensation

Pursuant to the Management Agreement with the Fund, the Manager pays all compensation of officers and employees of the Fund as well as the fees and expenses of all Interested Trustees of the Fund.

The Fund pays each of its Independent Trustees annual compensation in addition to certain out-of-pocket expenses. Trustees who serve on the Committees may receive additional compensation. The amount of compensation paid to each Independent Trustee may change as a result of the introduction of additional funds upon whose boards the Trustees may be asked to serve.

Independent Trustees may defer receipt of their Trustees’ fees pursuant to a deferred fee agreement with the Fund. Under the terms of such agreement, the Fund accrues deferred Trustees’ fees daily, which, in turn, accrues interest at a rate equivalent to the prevailing rate of 90-day U.S. Treasury bills at the beginning of each calendar quarter or, at the daily rate of return of any JennisonDryden or Strategic Partners mutual fund chosen by the Trustee. The Fund’s obligation to make payments of deferred Trustees’ fees, together with interest thereon is a general obligation of the Fund.

The Fund has no retirement or pension plan for its Trustees.

The following table sets forth the aggregate compensation paid by the Fund for the fiscal year ended January 31, 2005 to the Independent Trustees. The table also shows aggregate compensation paid to those Trustees for service on the Fund’s Board and the Board of any other investment company in the Fund Complex, for the calendar year ended December 31, 2004.

Compensation Table

Name and Position	Fiscal Year Aggregate Compensation From Fund	Total 2004 Compensation From Funds and Fund Complex Paid to Independent Trustees
David E.A. Carson	$5,321	$199,750 38/92*
Robert E. La Blanc	$5,076	$204,500 38/92*
Douglas H. McCorkindale(1)	$4,763	$176,916 38/92*
Richard A. Redeker	$5,139	$184,833 37/91*
Robin B. Smith(1)	$5,076	$206,500 37/91*
Stephen G. Stoneburn(1)	$5,326	$194,000 37/91*
Nancy H. Teeters(2)	$4,800	$160,000 37/91*
Clay T. Whitehead	$5,702	$201,500 38/92*

*                    Number of funds/portfolios which existed at December 31, 2004 and excludes funds/portfolios which liquidated/merged during 2004.

(1)          Although the last column shows the total amount paid to Trustees from the Fund Complex during the calendar year ended December 31, 2004, such compensation was deferred at the election of this Trustee, in total or in part, under the Fund’s deferred fee agreement. Including accrued interest on amounts deferred through December 31, 2004, the total amount of deferred compensation for the year amounted to $291,729, $423,670 and $195,039 for Mr. McCorkindale, Ms. Smith and Mr. Stoneburn, respectively.

(2)          Effective April 23, 2003, Ms. Teeters became a Trustee Emeritus.

Trustees who are interested and Officers do not receive compensation from the Fund or any fund in the Fund Complex and therefore are not shown in the Compensation table.

The following table sets forth the dollar range of equity securities in the Fund beneficially owned by a Trustee, and, on an aggregate basis, in all registered investment companies overseen by a Trustee in the Fund Complex as of December 31, 2004.

Trustee Share Ownership Table

Independent Trustees

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen By Trustee in Fund Complex
David E.A. Carson	—	Over $100,000
Robert E. LaBlanc	—	Over $100,000
Douglas H. McCorkindale	—	Over $100,000
Richard A. Redeker	—	Over $100,000
Robin B. Smith	—	Over $100,000
Stephen G. Stoneburn	—	Over $100,000
Clay T. Whitehead	—	Over $100,000

Interested Trustees

Name of Trustee	Dollar Range of Equity Securities in the Series	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen By Trustee in Fund Complex
Robert F. Gunia	—	Over $100,000
Judy A. Rice	—	Over $100,000

The following table sets forth information regarding each class of securities owned beneficially or of record by each Independent Trustee, and his/her immediate family members, in an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly “controlling”, “controlled by”, or “under common control with” (within the meaning of the 1940 Act) an investment adviser or principal underwriter of the Fund as of December 31, 2004.

Name of Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
David E.A. Carson	—	—	—	—	—
Robert E. La Blanc	—	—	—	—	—
Douglas H. McCorkindale	—	—	—	—	—
Richard A. Redeker	—	—	—	—	—
Robin B. Smith	—	—	—	—	—
Stephen G. Stoneburn	—	—	—	—	—
Clay T. Whitehead	—	—	—	—	—

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of March 11, 2005, the Trustees and Officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each of the Series and of the Fund as a whole.

As of March 11, 2005, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of any one class of shares of the Fund were:

Name	Address	Series	No. Shares/%
Jennison Utility Fund Lending Attn.: John Dittemer	Two Gateway Center, 3rd Floor Newark, NJ 07102	Taxable Money Market	597,313,176/5.3%
PRU Ins General Lending Collateral Attn.: John Dittemer	Two Gateway Center, 3rd Floor Newark, NJ 07102	Taxable Money Market	1,602,234,999/14.3%

INVESTMENT ADVISORY AND OTHER SERVICES

(a) Manager and Investment Adviser

The Manager of the Fund is Prudential Investments LLC (PI or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102. The Manager serves as manager to all of the other investment companies that, together with the Fund, comprise the JennisonDryden or Strategic Partners mutual funds. See “How the Fund is Managed-Manager” in the Prospectus. As of December 31, 2004, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $90.4 billion.

PI is a wholly owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential). Prudential Mutual Fund Services LLC (the Transfer Agent or PMFS), an affiliate of the Manager, serves as the transfer agent and dividend-disbursing agent for the JennisonDryden and Strategic Partners mutual funds and, in addition, provides customer service, record keeping and management and administrative services to qualified plans.

Pursuant to the Management Agreement with the Fund (the Management Agreement), the Manager, subject to the supervision of the Fund’s Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Fund. PI is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. PI will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements.

PI will review the performance of any subadvisers and make recommendations to the Board with respect to the retention of the subadvisers, and the renewal of any subadvisory agreements. PI also administers the Fund’s corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by State Street Bank and Trust Company, the Fund’s custodian (the Custodian), and PMFS. The management services of PI for the Fund are not exclusive under the terms of the Management Agreement and PI is free to, and does, render management services to others.

For its services, PI will be reimbursed for its direct costs, exclusive of any profit or overhead.

In connection with its management of the corporate affairs of the Fund, PI bears the following expenses:

(1)   the salaries and expenses of all personnel of the Fund and the Manager, except the fees and expenses of Independent Trustees;

(2)   all expenses incurred by the Manager or by the Fund in connection with managing the ordinary course of the Fund’s business, other than those assumed by the Fund, as described below; and

(3)   the costs and expenses payable to any Subadviser pursuant to any subadvisory agreement between the Manager and a Subadviser.

Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses: (1) the fee payable to the Manager, (2) the fees and expenses of Independent Trustees, (3) the fees and certain expenses of the Fund’s Custodian and Transfer Agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund’s shares, (4) the charges and expenses of the Fund’s legal counsel and independent registered public accounting firm, (5) brokerage commissions, if any, and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions, (6) all taxes and corporate fees payable by the Fund to governmental agencies, (7) the fees of any trade association of which the Fund is a member, (8) the cost of stock certificates representing shares of the Fund, (9) the cost of fidelity and liability insurance, (10) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Commission, including the preparation and printing of the Fund’s registration statements and prospectuses for such purposes, and the fees and expenses of registration and notice filings made in accordance with state securities laws, (11) allocable communications expenses with respect to investor services and all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders, (12) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, and (13) distribution and service fees.

The Management Agreement also provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either party upon not more than 60 days’ or less than 30 days’ written notice. The Management Agreement provides that it will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

For the fiscal years ended January 31, 2005, 2004 and 2003, PI received management fees from the Taxable Money Market Series of $1,300,000, $1,400,000, and $1,600,000, respectively.

PI has entered into a Subadvisory Agreement with Prudential Investment Management, Inc. (PIM or the Subadviser), a wholly owned subsidiary of Prudential. The Subadvisory Agreement provides that PIM furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIM is obligated to keep certain books and records of the Fund. PI continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises PIM’s performance of such services. PIM is reimbursed by PI for its direct costs, excluding profit and overhead, incurred by PIM in furnishing services to PI.

The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement

may be terminated by the Fund, PI or PIM upon not more than 60 days’ nor less than 30 days’ written notice. The Subadvisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved by the Board at least annually in accordance with the requirements of the 1940 Act.

(b) Matters Considered By the Board

The Management and Subadvisory Agreements were last approved by the Board, including all of the Independent Trustees on May 26, 2004 at a meeting called for that purpose. In approving the Management and Subadvisory Agreements, the Board primarily considered, with respect to the Fund, the nature and quality of the services provided under the Agreements and the overall fairness of the Agreements to the Fund. The Board requested and evaluated reports from the Manager and the Subadviser that addressed specific factors designed to inform the Board’s consideration of these and other issues. In considering the Management and Subadvisory Agreements, the Board did not identify any single factor as all-important or controlling. Instead the Board took all factors into consideration.

With respect to the nature and quality of the services provided by the Manager and the Subadviser, respectively, the Board considered the performance of each Series in comparison to relevant market indices and the performance of a peer group of investment companies pursuing broadly similar strategies, and reviewed reports prepared by an unaffiliated organization applying various statistical and financial measures of fund performance compared to such indices and peer groups of funds. The Board also evaluated the division of responsibilities among the Manager and its affiliates, and the capabilities of the personnel providing services. The Board also considered the Manager’s and Subadviser’s reputation and their stated intentions with respect to their respective investment management capabilities in the management of the Fund. The Board considered each of the Manager’s and Subadviser’s stated commitment to maintenance of effective compliance programs for the Fund and their positive compliance history, as neither the Manager or Subadviser has been subject to any significant compliance problems.

With respect to the overall fairness of the Management and Subadvisory Agreements, the Board primarily considered the fee structure of the Agreements and the profitability of the Manager and the Subadviser and their affiliates from their association with each Series. The Board reviewed information from an independent data service about the rates of compensation paid to investment advisers, and overall expense ratios, for funds comparable in size, character and investment strategy to each Series. The Board also considered that each Series’ fee structure provides for a reduction of payments resulting from economies of scale. The Board also evaluated the aggregate amount and structure of fees paid by the Manager to the Subadviser. In concluding that the direct and indirect benefits accruing to the Manager, the Subadviser and their affiliates, by virtue of their relationship to each Series, were reasonable in comparison with the costs of the provision of investment advisory services and the benefits accruing to each Series, the Board reviewed specific data as to the Manager’s and the Subadviser’s profit or loss on each Series for the recent period and carefully examined their cost allocation methodology. With respect to profitability, the Manager and the Subadviser discussed with the Board the allocation methodologies for intercompany revenues and expenses (not including the costs of distributing shares or providing shareholder services) in order to approximate their respective profits from the Management or Subadvisory fees. The Board understood that neither the Manager nor the Subadviser use these profitability analyses in the management of their businesses other than in connection with the approval or continuation of management or advisory agreements, at least in part because they exclude significant costs and include certain revenues that judicial interpretations have required in the context of Board approval of mutual fund advisory agreements. These matters were also considered at the meeting of the Independent Trustees.

Additional Information About the Portfolio Managers

The following tables set forth certain additional information with respect to the portfolio managers for the Fund. Unless noted otherwise, all information is provided as of January 31, 2005.

Other Accounts Managed by Portfolio Managers.   The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories:  registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.

Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Joseph D’Angelo	1 Registered Mutual Fund with $112,346 in total assets under management.	None	6 Other Accounts with $19,707,430 in total assets under management.
Joseph M. Tully	12 Registered Mutual Funds with $23,077,146 in total assets under management.	None	None

Portfolio Manager Compensation/Material Conflicts of Interest.   Set forth below is an explanation of the structure of, and method(s) used by PIM to determine portfolio manager compensation. Also set forth below is an explanation of any material conflicts of interest that may arise between a portfolio manager’s management of the Fund’s investments and investments in other accounts.

Portfolio Manager Compensation:

Prudential Fixed Income seeks to maintain a highly competitive compensation program designed to attract and retain outstanding investment professionals, which includes portfolio managers and research analysts, and to align the interests of its investment professionals with that of its clients and overall firm results. Prudential Fixed Income’s investment professionals are compensated through a combination of base salary, a performance-based annual cash incentive bonus and a long-term incentive grant. The long-term incentive grant is generally divided between stock options and restricted stock of Prudential Financial, Inc., providing investment professionals with an ownership stake. Investment professionals are all covered by the same general compensation structure although they manage multiple accounts. All investment compensation is paid by the investment adviser and not from any assets of the investment company or other managed accounts.

The salary component is based on market data relative to similar positions within the industry as well as the past performance, experience and responsibility of the individual.

Investment professional’s incentive compensation payments, including their annual bonus and long-term incentive grant, are paid from an annual incentive pool. The size of the annual incentive pool is determined quantitatively based on three factors:

1)     investment performance (pre-tax) of portfolios on a 1-year and 3-year basis relative to appropriate market peer groups or benchmarks, such as the market-based benchmark specified in this prospectus,

2)     Prudential Fixed Income’s business results as measured by financial indicators such as asset growth, operating margin and earnings growth, and

3)     market-based data indicating trends and levels of overall compensation in the asset management industry in a given year. Prudential Fixed Income regularly benchmarks its compensation program against leading asset management firms in the industry to monitor competitiveness.

Each investment professional’s incentive compensation payment including the annual bonus and long-term incentive grant from the incentive pool is primarily determined by how significantly he/she contributes to delivering investment performance to clients consistent with portfolio objectives, guidelines, and risk parameters, as well as the individual’s qualitative contributions to the organization.

Conflicts of Interest:

PIM is part of a full-scale global financial services organization. It is affiliated with other investment advisers and registered broker dealers. These affiliations may cause conflicts of interest and some beneficial transactions to the fund may be precluded because regulations may prohibit PIM from engaging in that transaction with its affiliates even when the affiliate may be offering the security in the market at the best price. Certain affiliated transactions are permitted in accordance with procedures adopted by the Fund and reviewed by the independent directors of the Fund.

Some affiliates of PIM do research that is independent from the research developed within PIM. Thus, a conflict may exist in that different affiliates of PIM may hold different opinions on the investment merits of a given security such that PIM may be purchasing a security for the Fund and an affiliated entity may be selling or recommending a sale or to hold. In addition, these affiliated brokers or investment advisers may be executing transactions in the market in the same securities as the Fund at the same time.

The fees charged by PIM vary according to the unit providing the service and the asset class involved. The fees are negotiable so one client with similar investment objectives or goals may be paying a higher fee than another client. Also, large clients generate more revenue for the adviser than do smaller accounts. It may pose a conflict of interest to a portfolio manager in allocating scarce investment opportunities to favor accounts that pay a higher fee or generate more income for PIM.

In addition, portfolio managers may advise proprietary accounts, affiliates’ accounts, and the general account of Prudential Insurance Company of America (the “General Account,” and together with PIM’s proprietary accounts and affiliates’ accounts, the “Accounts”). These portfolio manager(s) may have a financial interest in the accounts they advise, either directly or indirectly. To address potential conflicts of interest, PIM has procedures, including supervisory review procedures, designed to ensure that, including to the extent that client accounts are managed differently from the Accounts, each of the client accounts, and each Account, is managed in a manner that is consistent with its respective investment objectives, investment strategies and restrictions, as well as with PIM’s fiduciary obligations.

Potential conflicts of interest may exist in instances in which PIM or its affiliates determine that a specific transaction in a security is appropriate for a specific account, including the Accounts, based upon numerous factors including, among other things, investment objectives, investment strategies or restrictions, while other accounts (including the Accounts) may hold or take the opposite position in the security in accordance with those accounts’ investment objectives, investment strategies and restrictions (these conflicting positions and transactions are collectively referred to as “Differing Positions”). PIM periodically conducts reviews of these accounts and assesses the appropriateness of these Differing Positions.

Because of the substantial size of the General Account, trading by the General Account in certain securities, particularly certain fixed income securities, may result in market changes in response to the trade. Although PIM expects that the General Account will execute transactions that will move a market in a security infrequently, and generally in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients and potential clients.

PIM, to the best of its ability, conducts itself in a manner it considers to be the most fair and consistent with its fiduciary obligations to all of its clients. PIM may be limited by law or regulation as to how much, if any, of a particular security it may purchase or sell on behalf of a particular client, and as to the timing of such purchase or sale. PIM may come in to possession of material, non-public information with respect to a particular issuer and as a result be unable to execute purchase or sale transactions in securities of such issuer for its clients. This is particularly true for fixed-income investments since PIM includes a Bank Loan unit, that generally invests in private loans that often require the issuer to provide material non-public information. PIM is able to avoid a lot of other potential conflicts due to the possession of material, non-public information by maintaining an “Information Barrier” to prevent the transfer of this information between units.

Regulation may also prevent the Fund from participating in transactions that could be viewed as a joint transaction of the adviser. An example would be if the proceeds from a new issue were to be used to pay off a private loan that an affiliate of PIM may have made to the issuer. Another example would be if the General Account or an affiliate has a position in a security that has experienced difficulties which require legal action by the holders of that security. If the Fund also held securities in the issuer, payments by the Fund of any legal cost could be construed to benefit Prudential or PIM.

Conflicts of interest may also arise regarding proxy voting. A committee of senior business representatives together with relevant regulatory personnel oversees the proxy voting process and monitors potential conflicts of interest.

PIM has adopted Prudential Financial’s Policy Statement on Business Ethics, a Personal Securities Trading Policy for Investment Personnel, Information Barrier Policy, Allocation Policy, Supervisory Procedures and a Conflicts of Interest Policy, among other policies and procedures, to ensure that clients’ accounts are not harmed by these potential conflicts of interests.

Portfolio Manager Securities Ownership.   The table below identifies, for each portfolio manager, ownership of Fund securities by each portfolio manager.

Portfolio Manager	Ownership of Fund Securities
Joseph D’Angelo	None
Joseph M. Tully	None

Principal Underwriter and Distributor

Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102, acts as the distributor of the shares of the Fund. See “How the Fund is Managed-Distributor” in the Prospectus. PIMS does not receive any compensation from the Fund for distributing its shares. PIMS is a subsidiary of Prudential.

Pursuant to the Distribution Agreement, the Fund has agreed to indemnify the Distributor to the extent permitted by applicable law against certain liabilities under the federal securities laws.

Other Service Providers

State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Series’ portfolio securities, and in that capacity maintains cash and certain financial and accounting books and records pursuant to an agreement with the Fund.

Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Gateway Center Three, Newark, NJ 07102, serves as the transfer agent and dividend-disbursing agent of the Fund. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, payment of dividends and distributions and related functions. In connection with the transfer agency services rendered by PMFS to the Fund, PMFS will be reimbursed for its direct costs, excluding profit and overhead.

KPMG LLP, 757 Third Avenue, New York, NY 10017, serves as the Fund’s independent registered public accounting firm and in that capacity audits the Fund’s annual financial statements. Other accountants previously served as the independent registered public accounting firm for the Fund.

Code of Ethics

The Boardhas adopted a Code of Ethics. In addition, the Manager, Subadviser and Distributor have each adopted a Code of Ethics (collectively, the Codes). The Codes apply to access persons (generally persons who have access to information about the Fund’s investment program) and permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes are on public file with, and are available, from the Commission.

Description of Proxy Voting Policies and Recordkeeping Procedures

The Board has delegated to the Fund’s investment manager, PI, the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Fund. The Fund authorizes the Manager to delegate, in whole or in part, its proxy voting authority to its investment advisers (Subadvisers) or third party vendors, consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any Committee thereof established for that purpose.

The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Fund. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Fund should a proxy issue potentially implicate a conflict of interest between the Fund and the Manager or its affiliates.

The Manager delegates to a Series’ Subadviser the responsibility for voting the Series’ proxies. The Subadviser is expected to identify and seek to obtain the optimal benefit for the Series it manages, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Series and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Series and the interests of the Subadviser or its affiliates. The Manager expects that the Subadviser will notify the Manager at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that the Subadviser will deliver to the Manager, or its appointed vendor, information required for filing the Form N-PX with the Commission.

A copy of the voting policies of the Series’ Subadviser is set forth in Appendix II of this SAI.

BROKERAGE ALLOCATION AND OTHER PRACTICES

The Fund has adopted a policy pursuant to which the Fund and its Manager, sub-adviser, and principal underwriter are prohibited from directly or indirectly compensating a broker-dealer for promoting or selling Fund shares by directing brokerage transactions to that broker. The Fund has adopted procedures for the purpose of deterring and detecting any violations of the policy. The policy permits the Fund, the Manager, and the sub-adviser to use selling brokers to execute transactions in portfolio securities so long as the selection of such selling brokers is the result of a decision that executing such transactions is in the best interest of the Fund and is not influenced by considerations about the sale of Fund shares.

The Manager is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. (For purposes of this section, the term “Manager” includes the Subadviser.) The Fund does not normally incur any brokerage commission expense on such transactions. In the market for money market instruments, securities are generally traded on a “net” basis, with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price, which includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. Portfolio securities may not be purchased from any underwriting or selling syndicate of which the Distributor, or an affiliate (including Wachovia Securities,, LLC (Wachovia Securities)), during the existence of the syndicate, is a principal underwriter (as defined in the 1940 Act), except in accordance with rules of the Commission. The Fund will not deal with the Distributor or its affiliates on a principal basis.

In placing orders for portfolio securities of the Fund, the Manager is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Manager will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable under the circumstances. While the Manager generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available.

Subject to the above considerations, any affiliated broker may act as a securities broker (or futures commission merchant) for the Fund. In order for an affiliate of the investment adviser or Wachovia Securities to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow the affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm’s-length transaction. Furthermore, the Board, including a majority of the Trustees who are not “interested” persons, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliate of the investment adviser or Wachovia Securities are consistent with the foregoing standard. Brokerage transactions with an affiliate of the investment adviser or Wachovia Securities are also subject to such fiduciary standards as may be imposed by applicable law.

During the fiscal years ended January 31, 2005, 2004 and 2003, the Fund paid no brokerage commissions.

The Fund is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 of the 1940 Act) and their parents during their most recent fiscal year. As of January 31, 2005, the Fund held securities of the following:

Name of Regular Broker or Dealer or Parent (Issuer)	Type of Security Owned D=debt E=equity	Amount
Goldman, Sachs & Co.	D	$640,123,966
Morgan Stanley Dean Witter Co.	D	$575,000,000
Merrill Lynch & Co.	D	$366,005,413
Greenwhich Capital Markets, Inc.	D	$241,141,267
State Street Bank & Trust Co.	D	$185,662,000
UBS Warburg LLC	D	$99,999,699
Credit Suisse First Boston Corp.	D	$50,007,809

DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund’s portfolio holdings are made public, as required by law, in the Fund’s annual and semi-annual reports. These reports are filed with the SEC and mailed to shareholders within 60 days after the end of the relevant period. In addition, as required by law, the Fund’s portfolio holdings as of the fiscal quarter end are reported to the SEC and posted to the Fund’s website within approximately 60 days after the end of the Fund’s first and third fiscal quarters. In addition, the Fund may release its top ten holdings, sector and country breakdowns, and largest industries on a monthly basis, with the information as of a date 15 days prior to the release. Such information will be posted to the Fund’s website within 15 days after the end of each month. These postings can be located at www.jennisondryden.com, and are available for at least six months from the date of their posting.

When authorized by the Fund’s Chief Compliance Officer and an officer of the Fund, portfolio holdings information may be disseminated more frequently or at different periods than as described above to intermediaries that distribute the Fund’s shares, third-party providers of auditing, custody, proxy voting and other services for the Fund, rating and ranking organizations, and certain affiliated persons of the Fund, as described below. The procedures utilized to determine eligibility are set forth below:

Procedures for Release of Portfolio Holdings Information:

1.                A request for release of fund holdings shall be prepared setting forth a legitimate business purpose for such release which shall specify the Fund(s), the terms of such release, and frequency (e.g., level of detail staleness). Such request shall address whether there are any conflicts of interest between the Fund and the investment adviser, sub-adviser, principal underwriter or any affiliated person thereof and how such conflicts shall be dealt with to demonstrate that the disclosure is in the best interest of the shareholders of the Fund(s).

2.                The request shall be forwarded to PI’s Product Development Group and to the Chief Compliance Officer of the Fund(s), or his delegate, for review and approval.

3.                A confidentiality agreement in the form approved by an officer of the Fund(s) must be executed with the recipient of the fund holdings information.

4                   An officer of the Fund(s) shall approve the release agreement. Copies of the release and agreement shall be sent to PI’s law department.

5.                Written notification of the approval shall be sent by such officer to PI’s Fund Administration Department to arrange the release of fund holdings information.

6.                PI’s Fund Administration Department shall arrange for the release of fund holdings information by the Custodian Banks.

As of the date of this Statement of Additional Information, the Fund will provide:

1.                Traditional External Recipients/Vendors

•       Full holdings on a daily basis to Investor Responsibility Research Center (IRRC), Institutional Shareholder Services (ISS) and Automatic Data Processing, Inc. (ADP) (proxy voting agents) at the end of each day;

•       Full holdings on a daily basis to the Fund’s Sub-adviser(s), Custodian, Sub-Custodian (if any) and Accounting Agents at the end of each day;

•       Full holdings to the Fund independent registered public accounting firm as soon as practicable following the Fund’s fiscal year-end or on an as-needed basis; and

•       Full holdings to financial printers as soon as practicable following the end of the Fund’s quarterly, semi-annual and annual period-ends.

2.                Analytical Service Providers

•       All Fund trades on a quarterly basis to Abel/Noser Corp. (an agency-only broker and transaction cost analysis company) as soon as practicable following the Fund’s fiscal quarter-end; and

•       Full holdings on a daily basis to FactSet (an online investment research provider) at the end of each day.

In each case, the information disclosed must be for a legitimate business purpose and is subject to a confidentiality agreement intended to prohibit the recipient from trading on or further disseminating such information. Such arrangements will be monitored on an ongoing basis and will be reviewed by the Fund’s Chief Compliance Officer and PI’s Law Department on an annual basis.

In addition, certain authorized employees of PI receive portfolio holdings information on a quarterly, monthly or daily basis or upon request, in order to perform their business functions. All PI employees are subject to the requirements of the personal securities trading policy of Prudential Financial, Inc., which prohibits employees from trading on, or further disseminating confidential information, including portfolio holdings information.

The Board of Directors has approved PI’s Policy for the Dissemination of Portfolio Holdings. The Board shall, on a quarterly basis, receive a report from PI detailing the recipients of the portfolio holdings information and the reason for such disclosure. The Board has delegated oversight over the Fund’s disclosure of portfolio holdings to the Chief Compliance Officer.

There can be no assurance that the Fund’s policies and procedures on portfolio holdings information will protect the Fund from the potential misuse of such information by individuals or entities that come into possession of the information.

SECURITIES AND ORGANIZATION

The Fund is authorized to issue an unlimited number of full and fractional shares of beneficial interest, which may be divided into an unlimited number of series of such shares, and which presently consist of Short-Term Bond Series, Short-Term Municipal Bond Series, National Municipal Money Market Series, Taxable Money Market Series, Government Money Market Series, and Treasury Money Market Series. Each share of a Series represents an equal proportionate interest in that Series with each other share of that Series and is entitled to a proportionate interest in the dividends and distributions from that Series. Upon termination of a Series, whether pursuant to liquidation of the Series or otherwise, shareholders of that Series are entitled to share pro rata in the net assets of the Series then available for distribution to such shareholders. Shareholders have no preemptive rights.

A copy of the Agreement and Declaration of Trust (the Declaration of Trust) establishing the Fund is on file with the Secretary of State of the State of Delaware. The Declaration of Trust provides for the perpetual existence of the Fund. The Fund or a Series, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of an affected Series or by the Trustees upon written notice to the shareholders. Upon termination of the Fund or of a Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund or of the Series as may be determined by the Trustees, the Series shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the shareholders of the Series involved, ratably according to the number of shares of such Series held by the several shareholders of the Series on the date of termination.

The assets received by the Fund for the issue or sale of shares of a Series and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to that Series, and constitute the underlying assets of that Series. The underlying assets of a Series are segregated and are charged with the expenses, including the organizational expenses, in respect of that Series and with a share of the general expenses of the Fund. While the expenses of the Fund are allocated to the separate books of account of the Series, if more than one Series has shares outstanding, certain expenses may be legally chargeable against the assets of all Series.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides for indemnification by the Fund of the Trustees and the officers of the Fund except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Fund. Such person may not be indemnified against any liability to the Fund or the Fund’s shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

The Fund will not normally hold annual shareholders meetings. At such time as less than a majority of the Trustees have been elected by the shareholders, the Trustees then in office will call a shareholders meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Fund’s Custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon written request of the holders of not less than 10% of the outstanding shares. Upon written request by ten or more shareholders, who have been such for at least six months and who hold shares constituting 1% of the outstanding shares, stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Fund has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as otherwise disclosed in the Prospectus and in this SAI, the Trustees shall continue to hold office and may appoint their successors.

PURCHASE AND REDEMPTION

Purchase of Shares

Shares of the Series are offered only by investment companies managed by PI and certain investment advisory clients of PIM that have received an Order from the Commission that permits their joint investment in Series of the Fund. The Fund and its Series are managed in compliance with the terms and conditions of the Order.

Sale of Shares

If the Board of Trustees determines that it would be detrimental to the best interests of the shareholders of a Series to make payment wholly or partly in cash, the Series may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Series, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which each Series is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Series during any 90-day period for any one shareholder.

NET ASSET VALUE

Each Series’ net asset value (NAV) per share is determined by subtracting its liabilities from the value of its assets and dividing the remainder by the number of outstanding shares.

Each Series, except the Short-Term Bond Series and Short-Term Municipal Bond Series, uses the amortized cost method of valuation to determine the value of its portfolio securities. In that regard, the Board has determined to maintain a dollar-weighted average portfolio maturity of 90 days or less, to purchase only instruments having remaining maturities of thirteen months or less, and to invest only in securities determined by the investment adviser under the supervision of the Board to be of minimal credit risk and to be “eligible securities” in accordance with regulations of the Commission. The remaining maturity of an instrument held by a Series that is subject to a put is deemed to be the period remaining until the principal amount can be recovered through demand or, in the case of a variable rate instrument, the next interest reset date, if longer. The value assigned to the put is zero. The Board also has established procedures designed to stabilize, to the extent reasonably possible, a money market Series’ price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures will include review of a money market Series’ portfolio holdings by the Board, at such intervals as deemed appropriate, to determine whether a money market Series’ net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board, and if such deviation exceeds 1/2 of 1%, the Board will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Board will take such corrective action as it regards necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize gains or losses, the shortening of average portfolio maturity, the withholding of dividends or the establishment of net asset value per share by using available market quotations.

The Fund’s NAV is computed once each day at the close of regular trading on the New York Stock Exchange (NYSE), usually at 4:15 PM New York time, on each day the New York Stock Exchange (NYSE) is open for trading. In the event the NYSE closes early on any business day, the NAV of a Fund’s shares shall be determined at a time between such closing and 4:30 PM New York time. The NYSE is closed on most national holidays and on Good Friday.

On days that the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve banks are open, NAV is computed 15 minutes after the earlier of the time when the U.S. Government bond market (as recommended by the Bond Market Association) or U.S. Federal Reserve banks close.

TAXES, DIVIDENDS AND DISTRIBUTIONS

The following is a summary of certain tax considerations generally affecting each Series and its shareholders. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisor concerning the consequences of investing in a Series in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Each Series generally will be treated as a separate corporation for federal income tax purposes, and thus the provisions of the Code generally will be applied to each Series separately. Net long-term and short-term capital gains, net income and operating expenses therefore will be determined separately for each Series.

Qualification as a Regulated Investment Company

Each Series has elected to be taxed as a regulated investment company under Subchapter M of the Code and intends to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. As a regulated investment company, each Series is not subject to federal income tax on the portion of its net investment income (i.e. its investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e. the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of the sum of its net investment income for the year (the “Distribution Requirement”), and satisfies certain other requirements of the Code that are described below.

In addition to satisfying the Distribution Requirement, each Series must derive at least 90% of its gross income from dividends, interest, certain payments with respect to loans of stock and securities, gains from the sale or disposition of stock, securities or foreign currencies and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies.

Each Series must also satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of the Series’ taxable year, (1) 50% or more of the value of the Series’ assets must be represented by cash, United States government securities, securities of other regulated investment companies, and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Series’ assets and 10% of the outstanding voting securities of such issuer and (2) not more than 25% of the value of the Series’ assets may be invested in securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies), or of two or more issuers which the Series controls and which are engaged in the same, similar or related trades or businesses.

If for any year a Series does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income, as discussed below, and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

Excise Tax on Regulated Investment Companies

A 4% non-deductible excise tax is imposed on a regulated investment company to the extent that it distributes income in such a way that it is taxable to shareholders in a calendar year other than the calendar year in which the Series earned the income. Specifically, the excise tax will be imposed if a Series fails to distribute in each calendar year an amount equal to 98% of qualified ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ending on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed otherwise retained amounts if it is subject to income tax on those amounts for any taxable year ending in such calendar year.

Each Series intends to make sufficient distributions or deemed distributions of its ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for this excise tax. However, investors should note that a Series may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

Series Investments

Each Series may make investments or engage in transactions that affect the character, amount and timing of gains or losses realized by the Series. Each Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series. Any such income would be treated as income earned by the Series and therefore would be subject to the distribution requirements of the Code. Such investments may require a Series to borrow money or dispose of other securities in order to comply with those requirements. Each Series may also make investments that prevent or defer the recognition of losses or the deduction of expenses. These investments may likewise require a Series to borrow money or dispose of other securities in order to comply with the distribution requirements of the Code. Additionally, each Series may make investments that result in the recognition of ordinary income rather than capital gains, or that prevent the Series from accruing a long-term holding period. These investments may prevent a Series from making capital gain distributions as described below. Each Series intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it makes any such investments in order to mitigate the effect of these rules.

Tax Exempt Dividends

Each of the National Municipal Money Market Series and the Short-Term Municipal Bond Series intends to qualify to pay exempt-interest dividends to its respective shareholders by having, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of tax-exempt securities. An exempt-interest dividend is that part of dividend distributions made by a Series that consists of interest received by the Series on tax-exempt securities. Shareholders will not incur any federal income tax on the amount of exempt-interest dividends received by them from a Series.

Interest on indebtedness incurred or continued by a shareholder, whether a corporation or an individual, to purchase or carry shares of a Series is not deductible to the extent it relates to exempt-interest dividends received by the shareholder. Any loss incurred on the sale or redemption of a Series’ shares held six months or less will be disallowed to the extent of exempt-interest dividends received with respect to such shares.

Interest on certain tax-exempt bonds that are private activity bonds within the meaning of the Code is treated as a tax preference item for purposes of the alternative minimum tax, and any such interest received by a Series and distributed to shareholders will be so treated for purposes of any alternative minimum tax liability of shareholders to the extent of the dividend’s proportionate share of the Series’ income consisting of such interest.

Distributions

Each Series anticipates distributing substantially all of its net investment income for each taxable year. Dividends of net investment income that are not designated as exempt-interest dividends and dividends of net short-term capital gains will be taxable to shareholders at ordinary income rates. Because none of the Series’ net income is anticipated to arise from dividends on common or preferred stock, none of the distributions paid by any Series will qualify for the special tax rates applicable to qualified dividend income or the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year, including the portion of dividends paid that qualify for the reduced tax rate.

Ordinarily, shareholders are required to take taxable distributions by a Series into account in the year in which the distributions are made. However, for federal income tax purposes, dividends that are declared by a Series in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends will generally be taxable to a shareholder in the year declared rather than the year paid.

Each Series may either retain or distribute to shareholders its net capital gain for each taxable year. Each Series currently intends to distribute any such amounts. If net capital gain is distributed and designated as a “capital gain dividend”, it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Series prior to the date on which the shareholder acquired its shares. Capital gain of a noncorporate U.S. shareholder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the property is held by the Series for more than one year. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.

Conversely, if a Series elects to retain its net capital gain, the Series will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. In such a case, it is expected that the Series also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Series on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Distributions by a Series that do not constitute ordinary income dividends, exempt-interest dividends or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder’s tax basis in its shares; any excess will be treated as gain from the sale of its shares, as discussed below.

Distributions by a Series will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Series (or of another Series). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, prospective investors in a Series should be aware that distributions from the Series will, all other things being equal, have the effect of reducing the net asset value of the Series’ shares by the amount of the distribution. If the net asset value is reduced below a shareholder’s cost, the distribution will nonetheless be taxable as described above, even if the distribution effectively represents a return of invested capital. Investors should consider the tax implications of buying shares just prior to a distribution, when the price of shares may reflect the amount of the forthcoming distribution.

Sale or Redemption of Shares

It is anticipated that the net asset value per shares of each Series, except the Short-Term Bond Series and Short-Term Municipal Bond Series, will remain constant. However, if the net asset value per share fluctuates, a shareholder may realize a gain or loss on the disposition of a share in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder’s adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder acquires other shares of the Series within a period of 61 days beginning 30 days before such disposition, such as pursuant to reinvestment of a dividend in shares of the Series.

In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Series will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on (or undistributed capital gains credited with respect to) such shares. Capital gain of a noncorporate U.S. shareholder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the property is held by the shareholder for more than one year. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.

Backup Withholding

Each Series will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly or (3) who has failed to certify to the Series that it is not subject to backup withholding or that it is a corporation or other “exempt recipient”. Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder’s federal income tax liability, provided the appropriate information is furnished to the IRS.

Foreign Shareholders

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership (“foreign shareholder”) depends on whether the income from the Series is “effectively connected” with a U.S. trade or business carried on by such shareholder. If the income from the Series is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, dividends paid to such foreign shareholder from net investment income will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) on the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax, including withholding tax, on gains realized on the sale of shares of a Series, capital gain dividends and amounts retained by the Series that are designated as undistributed capital gains. If the income from a Series is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Series will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens or domestic corporations.

In the case of foreign non-corporate shareholders, a Series may be required to backup withhold U.S. federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Series with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Series, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of a Series by an individual foreign shareholder will not be subject to U.S. federal gift tax, but the value of shares of a Series held by such a shareholder at his death will generally be includible in his gross estate for U.S. federal estate tax purposes, subject to any applicable estate tax treaty.

State and Local Tax Matters

Depending on the residence of the shareholders for tax purposes, distributions may also be subject to state and local taxes. Rules of state and local taxation regarding qualified dividend income, ordinary income dividends and capital gain dividends from regulated investment companies may differ from the U.S. federal income tax rules in other respects. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in a Series.

Most states provide that a regulated investment company may pass through (without restriction) to its shareholders state and local income tax exemptions available to direct owners of certain types of U.S. government securities (such as U.S. Treasury obligations). Thus, for residents of these states, distributions derived from a Series’ investment in certain types of U.S. government securities should be free from state and local income taxes to the extent that the interest income from such investments would have been exempt from state and local taxes if such securities had been held directly by the respective shareholders. Certain states, however, do not allow a regulated investment company to pass through to its shareholders the state and local income tax exemptions available to direct owners of certain types of U.S. government securities unless the Series holds at least a required amount of U.S. government securities. Accordingly, for residents of these states, distributions derived from a Series’ investment in certain types of U.S. government securities may not be entitled to the exemptions from state and local income taxes that would be available if the shareholders had purchased U.S. government securities directly. The exemption from state and local income taxes does not preclude states from asserting other taxes on the ownership of U.S. government securities. To the extent that a Series invests to a substantial degree in U.S. government securities which are subject to favorable state and local tax treatment, shareholders of the Series will be notified as to the extent to which distributions from the Series are attributable to interest on such securities.

CALCULATION OF YIELD

Each money market Series will prepare a current quotation of yield daily. The yield quoted will be the simple annualized yield for an identified seven calendar day period. The yield calculation will be based on a hypothetical account having a balance of exactly one share at the beginning of the seven-day period. The base period return will be the change in the value of the hypothetical account during the seven-day period, including dividends declared on any shares purchased with dividends on the shares, but excluding any capital changes, divided by the value of the account at the beginning of the base period. The yield will vary as interest rates and other conditions affecting money market instruments change. Yield also depends on the quality, length of maturity and type of instruments in a Series’ portfolio, and its operating expenses. Each Series also may prepare an effective annual yield computed by compounding the unannualized seven-day period return as follows: by adding 1 to the unannualized seven-day period return, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

Effective yield = [(base period return+1)365/7]-1

Each money market Series’ yield fluctuates, and an annualized yield quotation is not a representation by the Series’ as to what an investment in the Series will actually yield for any given period. Actual yields will depend upon not only changes in interest rates generally during the period in which the investment in a Series is held, but also on changes in the Series’ expenses. Yield does not take into account any federal or state income taxes.

Short-Term Bond Series and Short-Term Municipal Bond Series may from time to time advertise its average annual total return. Average annual total return is computed according to the following formula:

P (1+T)n =ERV

Where:   P = a hypothetical initial payment of $1,000.

                 T = average annual total return.

                 N = number of years.

ERV =  ending redeemable value at the end of the 1, 5, or 10 year periods (or fractional portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods.

Average annual total return does not take into account any federal or state income taxes that may be payable upon redemption.

Short-Term Bond Series and Short-Term Municipal Bond Series may from time to time advertise its aggregate total return. Aggregate total return represents the cumulative change in value of an investment in the Series and is computed according to the following formula:

ERV - P
P

Where:   P = a hypothetical initial payment of $1,000.

ERV =  ending redeemable value at the end of the 1, 5, or 10 year periods (or fractional portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods.

Aggregate total return does not take into account any federal or state income taxes that may be payable upon redemption.

FINANCIAL STATEMENTS

Dryden Core Investment Fund - Taxable Money Market Series’ financial statements for the fiscal year ended January 31, 2005, incorporated in this SAI by reference to the Fund’s 2005 annual report to shareholders (File No. 811-09999), have been so incorporated in reliance on the report of KPMG LLP, independent registered public accounting firm. As the Short-Term Bond Series is new, there is no financial data available for auditing.

You may obtain a copy of the Fund’s annual report at no charge by request to the Fund by calling (800) 225-1852, or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

APPENDIX I—DESCRIPTION OF SECURITY RATINGS

MOODY’S INVESTORS SERVICE, INC. (MOODY’S)

Long-Term Ratings

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Baa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Short-Term Debt Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Those obligations have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

STANDARD & POOR’S RATINGS SERVICES (S&P)

Long-Term Issue Credit Ratings

AAA: An obligation rated AAA has the highest rating assigned by S&P . The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet the financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is CURRENTLY HIGHLY VULNERABLE to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A C also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or Minus (-): The ratings from AA to BBB may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

N.R: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Paper Ratings

A S&P short-term issue credit rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than three years.

A-1: A short-term obligation rated A-1 is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated B is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C: A short-term obligation rated C is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

FITCH RATINGS

International Long-Term Credit Ratings

Investment Grade

AAA: Highest credit quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions that is the case for higher ratings.

BBB: Good credit quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

BB: Speculative. BB ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly speculative. B ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A CC rating indicates that default of some kind appears probable. C ratings signal imminent default.

DDD, DD, D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. DDD obligations have the highest potential for recovery, around 90% - 100% of outstanding amounts and accrued interest. DD indicates potential recoveries in the range of 50% - 90% and D the lowest recovery potential, i.e., below 50%. Entities rated in this category have defaulted on some or all of their obligations.

Entities rated DDD have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated DD and D are generally undergoing a formal reorganization or liquidation process; those rated DD are likely to satisfy a higher portion of their outstanding obligations, while entities rated D have a poor prospect of repaying all obligations.

Notes: “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the AAA category or to categories below CCC.

Short-Term Debt Ratings

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1: Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments: may have an added “+” to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3: Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

NR: Indicates that Fitch does not rate the specific issue.

Withdrawn: A rating is withdrawn when Fitch Ratings deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

FitchAlert: Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as “Positive,” indicating a potential upgrade, “Negative,” for potential downgrade, or “Evolving,” where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as “Positive” or “Negative.” The absence of a designation indicates a stable outlook.

Plus (+) or Minus (-): Plus and minus signs may be appended to a rating to denote relative status within major ratings categories. Such suffixes are not added to the AAA long-term rating category or to short-term ratings other than F1.

APPENDIX II—PROXY VOTING POLICIES OF THE SUBADVISER

A summary of the proxy voting policy of the Fund’s Subadviser follows:

Summary of PIM Proxy Voting Policy

The overarching goal of each of the asset management units within Prudential Investment Management, Inc. (“PIM”) is to vote proxies in the best interests of their respective clients based on the clients’ priorities. Client interests are placed ahead of any potential interest of PIM or its Asset Management Units.

Because the various asset management units within PIM manage distinct classes of assets with differing management styles, some units will consider each proxy on its individual merits while other units may adopt a pre-determined set of voting guidelines. The specific voting approach of each unit is noted below.

A committee comprised of senior business representatives from each of the asset management units together with relevant regulatory personnel oversees the proxy voting process and monitors potential conflicts of interests. The committee is responsible for interpretation of the proxy voting policy and periodically assess the policy’s effectiveness. In addition, should the need arise, the committee is authorized to handle any proxy matter involving an actual or apparent conflict of interest that cannot be resolved at the level of an individual asset management business unit.

In all cases, clients may obtain the proxy voting policies and procedures of the various PIM asset management units, and information is available to each client concerning the voting of proxies with respect to the client’s securities, simply by contacting the client service representative of the respective unit.

Voting Approach of PIM Asset Management Units

Prudential Public Fixed Income

As this asset management unit invests almost exclusively in public debt, there are few traditional proxies voted in this unit. Generally, when a proxy is received, this unit will vote with management on routine matters such as the appointment of accountants or the election of directors. With respect to non-routine matters such as proposed anti-takeover provisions or mergers the financial impact will be analyzed and the proxy will be voted on a case-by-case basis. Specifically, if a proxy involves:

•       a proposal regarding a merger, acquisition or reorganization,

•       a proposal that is not addressed in the unit’s detailed policy statement, or

•       circumstances that suggest a vote not in accordance with the detailed policy,

the proxy will be referred to the applicable portfolio manager(s) for individual consideration.

Prudential Real Estate Investors

As this asset management unit invests primarily in real estate and real estate related interests, there are few traditional proxies voted in this unit. Generally, when a proxy is received, this unit will vote with management on routine matters such as the appointment of accountants or the election of directors. With respect to non-routine matters such as proposed antitakeover provisions or mergers the financial impact will be analyzed and the proxy will be voted on a case-by-case basis.

Specifically, if a proxy involves:

•       a proposal regarding a merger, acquisition or reorganization,

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•       a proposal that is not addressed in the unit’s detailed policy statement, or

•       circumstances that suggest a vote not in accordance with the detailed policy,

the proxy will be referred to the relevant portfolio manager(s) for individual consideration.

Prudential Capital Group

As this asset management unit invests almost exclusively in privately placed debt, there are few, if any, traditional proxies voted in this unit. As a result, this unit evaluates each proxy it receives and votes on a case-by-case basis. Considerations will include the detailed knowledge of the issuer’s financial condition, long- and short-term economic outlook for the issuer, its capital structure and debt-service obligations, the issuer’s management team and capabilities, as well as other pertinent factors. In short, this unit attempts to vote all proxies in the best economic interest of its clients based on the clients’ expressed priorities, if any.

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PART C

OTHER INFORMATION

Item 23.   Exhibits.

(a)           (1)   Agreement and Declaration of Trust. Incorporated by reference to Exhibit No. (a)(1) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

(2)         Certificate of Trust. Incorporated by reference to Exhibit No. (a)(2) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

(3)         Certificate of Amendment to the Certificate of Trust dated March 10, 2003. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 5 on Form N-1A filed via EDGAR on March 26, 2003 (File No. 811-09999).

(b)          By-laws, as Amended November 16, 2004.*

(c)           Instruments Defining Rights of Shareholders. Incorporated by reference to Exhibit No. (c) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

(d)          (1)   Management Agreement between the Registrant and Prudential Investments LLC (PI) dated July 7, 2003. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).

(2)         Subadvisory Agreement between Prudential Investments LLC (PI) and Prudential Investment Management, Inc. (PIM) dated July 7, 2003. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).

(e)           Distribution Agreement with Prudential Investment Management Services LLC. Incorporated by reference to Exhibit No. (e) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

(g)           (1)   Custodian Contract between the Registrant and State Street Bank and Trust Company. Incorporated by reference to Exhibit No. (g)(1) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

(2)         Amendment to Custodian Contract dated July 17, 2001. Incorporated by reference to Exhibit No. (g)(2) to Post Effective Amendment No. 3 on Form N-1A filed via EDGAR on September 26, 2001 (File No. 811-09999).

(3)         Amendment to Custodian Contract dated January 17, 2002. Incorporated by reference to Exhibit No. (g)(3) to Post Effective Amendment No. 4 on Form N-1A filed via EDGAR on March 28, 2002 (File No. 811-09999).

(h)          (1)   Transfer Agency and Service Agreement between the Registrant and Prudential Mutual Fund Services LLC. Incorporated by reference to Exhibit No. (h) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

(2)         Amendment to Transfer Agency and Service Agreement dated September 4, 2002. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 5 on Form N-1A filed via EDGAR on March 26, 2003 (File No. 811-09999).

(i)             Not Applicable.

(j)              Consent of independent registered public accounting firm.*

(k)          Not Applicable.

(l)             Not Applicable.

(m)      Not Applicable.

(n)          Not Applicable.

(o)          Not Applicable.

(p)          (1)   Code of Ethics of the Registrant dated February 24, 2004. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).

(2)         Code of Ethics of Prudential Investment Management, Inc., Prudential Investment LLC and Prudential Investment Management Services LLC dated February 24, 2004. Incorporated by reference to corresponding exhibit to Post-Effective Amendment No. 6 on Form N-1A filed via EDGAR on March 30, 2004 (File No. 811-09999).

(q)

Power of Attorney dated March 2, 2005.*

*                    Filed herewith.

Item 24.   Persons Controlled by or under Common Control with Registrant.

None.

Item 25.   Indemnification.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940 (the 1940 Act) and pursuant to Del. Code Ann. title 12 sec. 3817, a Delaware business trust may provide in its governing instrument for the indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article VII, Section 2 of the Agreement and Declaration of Trust (Exhibit (a)(1) to the Registration Statement) states that (1) the Registrant shall indemnify any present trustee or officer to the fullest extent permitted by law against liability, and all expenses reasonably incurred by him or her in connection with any claim, action, suit or proceeding in which he or she is involved by virtue of his or her service as a trustee, officer or both, and against any amount incurred in settlement thereof and (2) all persons extending credit to, contracting with or having any claim against the Registrant shall look only to the assets of the appropriate Series (or if no Series has yet been established, only to the assets of the Registrant). Indemnification will not be provided to a person adjudged by a court or other adjudicatory body to be liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties (collectively “disabling conduct”). In the event of a settlement, no indemnification may be provided unless there has been a determination, as specified in the Agreement and Declaration of Trust, that the officer or trustee did not engage in disabling conduct. In addition, Article XI of Registrant’s By-Laws (Exhibit (b) to the Registration Statement) provides that any trustee, officer, employee or other agent of Registrant shall be indemnified by the Registrant against all liabilities and expenses subject to certain limitations and exceptions contained in Article XI of the By-Laws. As permitted by Section 17(i) of the 1940 Act, pursuant to Section 10 of the Distribution Agreement (Exhibit (e) to the Registration Statement), the Distributor of the Registrant may be indemnified against liabilities which it may incur, except liabilities arising from bad faith, gross negligence, willful misfeasance or reckless disregard of duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission (Commission) such indemnification is against public policy as expressed in the 1940 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issue.

The Registrant will purchase an insurance policy insuring its officers and Trustees against liabilities, and certain costs of defending claims against such officers and Trustees, to the extent such officers and Trustees are not found to have committed conduct constituting willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The insurance policy also insures the Registrant against the cost of indemnification payments to officers and Trustees under certain circumstances.

Section 8 of the Management Agreement (Exhibit (d)(1) to the Registration Statement), and Section 4 of each Subadvisory Agreement (Exhibits (d)(2) through (d)(7) to the Registration Statement) limit the liability of Prudential Investments LLC (PI), and Prudential Investment Management, Inc. (PIM), respectively, to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard by them of their respective obligations and duties under the agreements.

The Registrant hereby undertakes that it will apply the indemnification provisions of its By-Laws and the Distribution Agreement in a manner consistent with Release No. 11330 of the Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Under Section 17(h) of the 1940 Act, it is the position of the staff of the Commission that if there is neither a court determination on the merits that the defendant is not liable nor a court determination that the defendant was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of one’s office, no indemnification will be permitted unless an independent legal counsel (not including a counsel who does work for either the Registrant, its investment adviser, its principal underwriter or persons affiliated with these persons) determines, based upon a review of the facts, that the person in question was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Under its Agreement and Declaration of Trust, the Registrant may advance funds to provide for indemnification. Pursuant to the Commission staff’s position on Section 17(h), advances will be limited in the following respect:

(1)         Any advances must be limited to amounts used, or to be used, for the preparation and/or presentation of a defense to the action (including cost connected with preparation of a settlement);

(2)         Any advances must be accompanied by a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Registrant by reason of indemnification;

(3)         Such promise must be secured by a surety bond or other suitable insurance; and

(4)         Such surety bond or other insurance must be paid for by the recipient of such advance.

Item 26.   Business and other Connections of the Investment Adviser.

(a)   Prudential Investments LLC (PI)

See “How the Fund is Managed—Manager” in the Prospectus constituting Part A of this Registration Statement and “Investment Advisory and Other Services” in the Statement of Additional Information (SAI) constituting Part B of this Registration Statement.

The business and other connections of the officers of PI are listed in Schedules A and D of Form ADV of PI as currently on file with the Commission (File No. 801-31104), the text of which is hereby incorporated by reference.

The business and other connections of PI’s directors and principal executive officers are set forth below. Except as otherwise indicated, the address of each person is Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

Name and Address	Position with PI	Principal Occupations
Robert F. Gunia	Executive Vice President and Chief Administrative Officer

Executive Vice President, and Chief Administrative Officer, PI; Vice President, Prudential; President, PIMS; Executive Vice President, Chief Administrative Officer and Director of American Skandia Investment Services, Inc. and  American Skandia Advisory Services, Inc.,  Executive Vice President and Director of American Skandia Fund Services, Inc.

William V. Healey	Executive Vice President and Chief Legal Officer

Executive Vice President, and Chief Legal Officer, PI; Vice President and Associate General Counsel, Prudential; Senior Vice President, Chief Legal Officer and Secretary, PIMS; Executive Vice President and Chief Legal Officer of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc.

Kevin B. Osborn	Executive Vice President	Executive Vice President, PI; Executive Vice President and Director of American Skandia Investment Services, Inc. and American Skandia Advisory Services, Inc.
Stephen Pelletier	Executive Vice President	Executive Vice President, PI
Judy A. Rice	Officer in Charge, President, Chief Executive Officer and Chief Operating Officer

Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer, PI; Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Investment Services, Inc. and American Skandia Advisory Services, Inc., Officer-in-Charge, Director, President and Chief Executive Officer of American Skandia Fund Services, Inc.

(b)   Prudential Investment Management, Inc. (PIM)

See “How the Fund is Managed—Investment Adviser” in the Prospectus constituting Part A of this Registration Statement and “Investment Advisory and Other Services” in the SAI constituting Part B of this Registration Statement.

The business and other connections of the directors and executive officers of Prudential Investment Management, Inc. are included in Schedule A and D of Form ADV filed with the Securities and Exchange Commission (File No. 801-22808), as most recently amended, the text of which is hereby incorporated reference.

Item 27.   Principal Underwriters.

(a)   Prudential Investment Management Services LLC (PIMS)

PIMS is distributor for Cash Accumulation Trust, Nicholas-Applegate Fund, Inc. (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Equity Fund, Inc., Prudential’s Gibraltar Fund, Inc., Dryden Global Total Return Fund, Inc., Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Securities Fund, Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Dryden Tax-Free Money Fund, Dryden Tax-Managed Funds, Dryden Small-Cap Core Equity Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential World Fund, Inc., Special Money Market Fund, Inc. Strategic Partners Asset Allocation Funds, Strategic Partners Mutual Funds, Inc., Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Prudential Series Fund, Inc. and The Target Portfolio Trust.

PIMS is also distributor of the following unit investment trusts: Separate Accounts: The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, The Prudential Variable Contract Account-11, The Prudential Variable Contract Account-24, The Prudential Variable Contract GI-2, The Prudential Discovery Select Group Variable Contract Account, The Pruco Life Flexible Premium Variable Annuity Account, The Pruco Life of New Jersey Flexible Premium Variable Annuity Account, The Prudential Individual Variable Contract Account and The Prudential Qualified Individual Variable Contract Account.

(b)   The business and other connections of PIMS’ directors and principal executive officers are listed in its Form ADV as currently on file with the Securities and Exchange Commission (File No. 008-36540), the text of which is hereby incorporated by reference.

(c)   Registrant has no principal underwriter who is not an affiliated person of the Registrant.

Item 28.   Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of State Street Bank and Trust Company, One Heritage Drive, North Quincy, MA 02171; Prudential Investment Management, Inc., Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102; the Registrant, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102; and Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Gateway Center Three, Newark, NJ 07102. Documents required by Rules 31a-1(b)(5), (6), (7), (9), (10) and (11) and 31a-1(f) and Rules 31a-1(b)(4) and (11) and 31a-1(d) will be kept at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102, and the remaining accounts, books and other documents required by such other pertinent provisions of Section 31(a) and the Rules promulgated thereunder will be kept by State Street Bank and Trust Company and PMFS.

Item 29.   Management Services.

Other than as set forth under the captions “How the Fund is Managed—Manager,” “How the Fund is Managed—Investment Adviser” and “How the Fund is Managed— Distributor” in the Prospectus and the caption “Investment Advisory and Other Services” in the SAI, constituting Parts A and B, respectively, of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30.   Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, and State of New Jersey, on the 29th day of March, 2005.

DRYDEN CORE INVESTMENT FUND

*
Judy A. Rice, President

*By: /s/ Jonathan D. Shain	March 29, 2005
Jonathan D. Shain
(Attorney-in-Fact)

PRUDENTIAL CORE INVESTMENT FUND

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
(b)	By-laws, as Amended November 16, 2004.
(j)	Consent of independent registered public accounting firm.
(q)	Power of Attorney dated March 2, 2005.